This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2013

PROSPECTUS SUPPLEMENT (To Prospectus dated July 1, 2013)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-189525

3,000,000 Shares

AmREIT, Inc.

Common Stock

AmREIT, Inc. is offering 3,000,000 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AMRE.” On July 12, 2013, the last reported sale price for our common stock on the NYSE was $18.72 per share.

Our charter contains restrictions on ownership and transfer of our common stock intended, among other purposes, to assist us in maintaining our status as a real estate investment trust, or REIT, for federal and/or state income tax purposes. For example, our charter generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9.8%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common stock, as more fully described in the section entitled “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Investing in our common stock involves risks. See “Risk Factors” on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters may purchase up to an additional 450,000 shares from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement, to cover over-allotments. The underwriters are offering the shares of our common stock as set forth under “Underwriting.”

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about July     , 2013.

Sole Book-Running Manager
Jefferies

Lead Manager
Baird

Prospectus Supplement dated July , 2013.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing, this prospectus supplement or the accompanying prospectus, as the case may be.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, is accurate only as of its respective date or the date which is specified in any such document.

References in this prospectus supplement to “AmREIT,” “we,” “our” and “us” refer to AmREIT, Inc., a Maryland corporation, together with its consolidated subsidiaries. The term “you” refers to a prospective investor in our common stock offered by this prospectus supplement and the accompanying prospectus.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results and events could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate market conditions in general and within our specific submarkets, continued availability of proceeds from our debt or equity capital, our ability to locate suitable tenants for our properties, the ability of tenants to make payments under their respective leases, the timing of acquisitions, development starts and sales of properties, the ability to meet development schedules and other risks, uncertainties and assumptions. A discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section entitled “Risk Factors” in this prospectus supplement. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision. See “Where You Can Find More Information and Incorporation by Reference.”

Our Company

We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and selectively develops and redevelops primarily neighborhood and community shopping centers located in high-traffic, densely populated, affluent areas with high barriers to entry. We seek to own properties in major cities in the United States that contain submarkets with characteristics comparable to our existing markets. Our shopping centers are often anchored by strong national and local retailers, including supermarket chains, drug stores and other necessity-based retailers. Our remaining tenants consist primarily of specialty retailers and national and local restaurants.

Our current investment focus is predominantly concentrated in the affluent, high-growth submarkets of Houston, Dallas, San Antonio, Austin and Atlanta (collectively, our Core Markets), which represent five of the top population and job growth markets in the United States. We believe these metropolitan areas are compelling real estate markets given their favorable demographics, robust job growth and large and diverse economies. The primary economic drivers in these markets are transport and utilities (including energy), government (including defense), education and healthcare, professional and business services, and leisure and hospitality. We intend to continue to acquire additional properties within our Core Markets.

As of March 31, 2013, our portfolio consisted of 31 wholly owned properties with approximately 1.2 million square feet of gross leasable area, or GLA. In addition to our portfolio, we have an advisory services business that provides a full suite of real estate services to the properties within our wholly owned portfolio as well as to eight real estate funds in which we have varying ownership interests, including four high net worth investment funds and four joint ventures, which we collectively refer to as our advised funds, that we manage on behalf of institutional and individual high-net-worth investors. The investment strategy of the advised funds is focused upon the development and re-development of retail and mixed-use properties situated on premium-quality locations. As of March 31, 2013, our advised funds held all or a portion of the ownership in 18 properties located in our Core Markets.

Our disciplined investment screening approach focuses on properties primarily that are located within an affluent population with substantial disposable income and that have the density of population to drive significant retail traffic through a combination of households, daytime employment, tourism and regional draws. Our portfolio benefits from average household incomes within a one-mile radius of $136,375, and average number of households within a three-mile radius of 50,049. Averages are weighted by GLA of our operating properties.

We are a Maryland corporation that has elected to be taxed as a REIT for U.S. federal income tax purposes and have been a reporting company with the SEC since 1995. Our principal executive office is located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. Our telephone number is (713) 850-1400. Our internet address is http://www.amreit.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

Recent Developments

Acquisitions

Since the completion of our underwritten public offering on August 1, 2012, we have acquired four properties, including the northwest and northeast corners of the Preston Royal Village Shopping Center, which we refer to as Preston Royal East and Preston Royal West, 610 & Ella and Fountain Oaks, for an aggregate of approximately $96.1 million.

Preston Royal East and Preston Royal West

On December 12, 2012, we purchased the Preston Royal Village Shopping Center, a retail shopping center containing approximately 230,000 square feet of GLA located in Dallas, Texas, for a purchase price of $66.2 million, exclusive of closing costs and prorations. The property, originally built in 1956 and 1959, is comprised of a fee simple interest on the northwest corner portion, or Preston Royal West, and a leasehold interest on the northeast corner portion, or Preston Royal East, with 27 years remaining on the underlying ground lease. Major tenants include Tom Thumb, Barnes & Noble and Chico’s. Average household incomes within a one-mile radius of the Preston Royal Village Shopping Center are $279,562, and there are approximately 42,163 households within a three-mile radius of the property. The purchase price was funded through a combination of cash on hand, draws on our unsecured revolving credit facility and $23.4 million in fixed rate mortgage financing on the Preston Royal West property. We have entered into a purchase agreement to acquire the fee simple interest in Preston Royal East. See “— Pending Acquisitions — Preston Royal East.”

610 & Ella

On April 4, 2013, we acquired 1.26 acres of unimproved land located at the intersection of Loop 610 & Ella Boulevard in Houston, Texas for $2.2 million. We entered into a long-term, build-to-suit lease with CVS/pharmacy on the site. This acquisition was made through AmREIT Realty Investment Corporation, or ARIC, our taxable REIT subsidiary, as the property was acquired with the intent to resell in the near-term. The acquisition was funded through cash on hand and borrowings under our unsecured revolving credit facility.

Fountain Oaks

On June 25, 2013, we completed the acquisition of Fountain Oaks Shopping Center, a 160,600 square foot Kroger-anchored shopping center in the north Buckhead submarket of Atlanta, Georgia. Average household incomes within a one-mile radius of Fountain Oaks are $96,771, and there are approximately 31,887 households within a three-mile radius of the property. Fountain Oaks was acquired for approximately $27.7 million, is unencumbered, and was funded with borrowings under our unsecured revolving credit facility.

Dispositions and Joint Venture Activity

On March 26, 2013, we entered into a joint venture agreement with Goldman Sachs pursuant to which we contributed equity in our MacArthur Park property to a single-purpose entity in exchange for a 30% interest in the joint venture, and Goldman Sachs contributed cash for a 70% interest in the joint venture. The joint venture entity concurrently purchased the contiguous property to the north known as MacArthur Park Phase I, excluding a Target store, for approximately $25.5 million and placed mortgage financing on the entire combined property of $43.9 million. The joint venture fully repaid an existing mortgage loan secured by MacArthur Park having an aggregate unpaid principal balance of approximately $8.7 million (including a $2.1 million defeasance penalty). Upon closing the transaction, we received net cash proceeds of approximately $35.6 million, which we used to repay borrowings under our unsecured revolving credit facility.

Pending Acquisitions

Woodlake Square

In 2007, we invested $3.4 million in AmREIT Woodlake, L.P. in exchange for a 30% limited partnership interest along with AmREIT Monthly Income and Growth Fund III, L.P., or MIG III, who acquired a 30% interest and AmREIT Monthly Income and Growth Fund IV, L.P., or MIG IV, who acquired a 40% interest. MIG III and MIG IV are two of our advised funds. AmREIT Woodlake, L.P. was formed to acquire, lease and manage Woodlake Square, a grocery-anchored shopping center located in Houston, Texas. In June 2008, we sold two-thirds (a 20% limited partnership interest) of our interest in Woodlake Square to MIG IV, resulting in our retaining a 10% ownership interest in the property. In July 2010, we and our affiliated partners entered into a joint venture with a third-party institutional partner wherein the partner acquired a 90% interest in the joint venture. As a result of this transaction, we currently manage and hold a 1% interest in Woodlake Square.

On July 15, 2013, through our wholly owned subsidiary AmREIT Realty Investment Corporation, a Texas corporation, we entered into a purchase and sale agreement with VIF II/AmREIT Woodlake, LP, a Texas limited partnership, to purchase Woodlake Square, for a purchase price of $41.6 million. The retail shopping center contains approximately 161,000 square feet of GLA, had an occupancy of 88.2% as of March 31, 2013 and major tenants include Randalls, Walgreens and Jos. A. Bank. Average household incomes within a one-mile radius of Woodlake Square are $72,183, and there are 83,551 households within a three-mile radius of the property. We intend to fund a portion of the purchase price with proceeds from this offering and the remainder with mortgage financing to be secured by the property. See “Use of Proceeds.” The acquisition is expected to close in the third quarter of 2013.

Pursuant to the agreement, we were required to pay an initial earnest money deposit of $2.08 million, which will be applied towards the purchase price on the date of closing. During the twenty-one day inspection period, which will expire on August 5, 2013, we have the right to terminate the agreement for any reason and receive a full refund of the earnest money. The agreement contains customary representations and warranties by us and the seller, and there remain other conditions precedent to our obligation to close on the acquisition of the property, including seller’s delivery of title to the property. Accordingly, as of the date of this prospectus supplement, and until the closing of the acquisition, there can be no assurance that we will acquire the property.

Preston Royal East

On July 3, 2013, we entered into a purchase agreement to acquire the fee simple interest on our Preston Royal East property for a purchase price of $15.0 million. As discussed above, we currently hold a leasehold interest in the property with 27 years remaining on the underlying ground lease. The acquisition is expected to close, subject to customary closing conditions, in the third quarter of 2013. We intend to fund all or a portion of this acquisition with proceeds from this offering. See “Use of Proceeds.”

There can be no assurance that we will complete our pending acquisitions or that they will close within the timeframes set forth above. See “Risk Factors — We may fail to consummate our pending acquisitions, which could have a material adverse impact on our results of operations and earnings per share.”

THE OFFERING

Issuer	AmREIT, Inc., a Maryland corporation

Common stock offered by us	3,000,000 shares. We have granted the underwriters an option to purchase up to 450,000 additional shares to cover over-allotments.

Common stock to be outstanding after this offering (1)	19,178,038 shares

Use of proceeds

We expect that the net proceeds of this offering will be approximately $          million (or approximately $          million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discount and other estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering (i) to repay borrowings outstanding under our unsecured revolving credit facility, (ii) to fund a portion of the purchase price for the acquisition of Woodlake Square from our joint venture partner and two of our advised funds, (iii) to fund all or a portion of the acquisition of the fee simple interest in our Preston Royal East property, for which we currently hold a leasehold interest that is subject to a ground lease with a remaining term of 27 years and (iv) for general corporate purposes. See “Use of Proceeds.”

As described above, we plan to use a portion of the net proceeds to repay borrowings outstanding under our unsecured revolving credit facility. Affiliates of our underwriters may be lenders under our unsecured revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate shares of repayments of any amount outstanding under our unsecured revolving credit facility out of net proceeds of this offering. See “Underwriting.”

Restrictions on ownership and transfer

Our charter contains restrictions on ownership and transfer of our common stock intended, among other purposes, to assist us in maintaining our status as a REIT for federal and/or state income tax purposes. For example, our charter generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 9.8%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common stock, as more fully described in the section entitled “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk factors	See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE symbol	AMRE

(1) Excludes (a) 450,000 shares issuable upon the exercise in full of the underwriters’ over-allotment option and (b) 882,694 shares of common stock available for future issuance under the AmREIT, Inc. 1999 Flexible Incentive Plan.

RISK FACTORS

Investing in our common stock will provide you with an equity ownership in AmREIT. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors before deciding to invest in our common stock.

Risks Related to Our Business and Operations

More than 80% of our properties and GLA is located in Texas, with a concentration in the Houston, Dallas, San Antonio and Austin metropolitan statistical areas, or MSAs, and downturns in the Texas economy or the economies of these MSAs could materially and adversely affect us.

More than 80% of our properties and GLA is located in Texas, with a concentration in the Houston, Dallas, San Antonio and Austin MSAs. As a result of this geographic concentration, we are particularly susceptible to downturns in the Texas economy or any of these local economies or other adverse conditions in these markets (such as periods of economic slowdown or recession, business layoffs or downsizing, industry slowdowns, relocations of businesses, increases in real estate and other taxes and the cost of complying with government regulations or increased regulation). Our revenue is highly dependent upon our ability to attract financially stable retail tenants. A significant economic downturn in any of these local economies may adversely impact our ability to attract and retain financially stable tenants and could have an adverse impact on our tenants’ revenues and results of operations and their ability to meet their lease obligations to us. Likewise, we may be required to lower our rental rates or grant rent abatements and other types of concessions to attract or retain desirable tenants in such an environment. Any material change in market rental rates or regulatory, environmental or competitive conditions in these markets could have a disproportionate effect on our overall business results. In the event of negative economic or other trends in these markets, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be materially and adversely affected.

We depend upon tenant leases for most of our revenue; lease terminations and/or tenant defaults, particularly by one of our significant tenants, could materially and adversely affect the income produced by our properties, which may harm our operating performance, thereby limiting our ability to make distributions to our stockholders.

We depend primarily upon tenant leases for our revenue. Our ability to sustain our rental revenue depends on the financial stability of our tenants, any of whom may experience a change in its business at any time. The ability of our tenants to fulfill their obligations under our leases may depend, in part, upon the overall profitability of their operations, and cash flows generated by certain tenant businesses may not be sufficient for a tenant to meet its obligations to us. As a result, our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due, or declare bankruptcy and abandon the leased property. Any of these actions could result in a significant reduction or total loss of the revenue from the affected leases. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-leasing our property.

If significant leases are terminated or defaulted upon, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. In addition, significant expenditures, such as mortgage payments, real estate taxes and insurance and maintenance costs, are generally fixed and do not decrease when revenues at the related property decrease.

The occurrence of any of the situations described above, particularly if it involves one of our significant tenants, could seriously harm our operating performance. As of March 31, 2013, our top five tenants, Kroger, Landry’s, CVS/pharmacy, H-E-B and Publix, accounted in the aggregate for approximately 21% of our total annualized base rent. Any adverse development affecting any of these five tenants could materially and adversely affect our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Our grocery-anchored and neighborhood and community retail properties depend on anchor stores or major tenants to attract shoppers and could be adversely affected by the loss of, or a store closure by, one or more of these tenants.

Certain of our grocery-anchored and neighborhood and community retail properties are anchored by large, nationally recognized tenants. At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition. As a result, our tenants, including our anchor and other major tenants, may fail to comply with their contractual obligations to us, seek concessions in order to continue operations or declare bankruptcy, any of which could result in the termination of the tenant’s leases and the loss of rental income attributable to the terminated leases. In addition, certain of our tenants may cease operations while continuing to pay rent, which could decrease customer traffic, thereby decreasing sales for our other tenants at the applicable retail property. If sales of our other tenants decrease, they may be unable to pay their minimum rents or expense recovery charges. In addition to these potential effects of a business downturn, mergers or consolidations among large retail establishments could result in the closure of existing stores or duplicate or geographically overlapping store locations, which could include stores at our retail properties. Any of the foregoing would adversely affect the value of the applicable retail property.

In addition, any of the foregoing could trigger co-tenancy provisions contained in many of our retail leases. These co-tenancy provisions may condition a tenant’s obligation to remain open, the amount of rent payable by the tenant or the tenant’s obligation to continue occupancy on any of the following: (i) the presence of a certain anchor tenant or tenants; (ii) the continued operation of an anchor tenant’s store; or (iii) minimum occupancy levels at the applicable retail property. If a co-tenancy provision is triggered by a failure of any of these or other applicable conditions, a tenant could have the right to terminate its lease early or to a reduction of its rent. In periods of prolonged economic decline, there is a higher than normal risk that co-tenancy provisions will be triggered as there is a higher risk of tenants closing stores or terminating leases during these periods. In addition to these co-tenancy provisions, most of the anchor leases at our properties do not contain “continuous operating covenants,” which require the tenant to maintain physical occupancy in addition to paying rent. This could result in decreased customer traffic at the applicable property, thereby decreasing sales for our other tenants at that property, which may result in our other tenants being unable to pay their minimum rents or expense recovery charges. These provisions also may result in lower rental revenue generated under the applicable leases. To the extent co-tenancy or the absence of continuous operating covenants in our retail leases result in lower revenue or tenant sales or tenants’ rights to terminate their leases early or to a reduction of their rent, our performance or the value of the applicable property could be adversely affected.

Loss of, or a store closing by, an anchor or major tenant and the resulting potential adverse effects of co-tenancy provisions in our leases could significantly reduce our occupancy level or the rent we receive from our retail properties, and we may be unable to re-lease vacated space at attractive rents or at all. Moreover, in the event of a default by a major tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties. The occurrence of any of the situations described above, particularly if it involves an anchor tenant with leases in multiple locations, could seriously harm our performance.

We face considerable competition in leasing our properties and may be unable to renew existing leases or re-lease retail space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-lease retail space, which may adversely affect our operating results.

As of March 31, 2013, leases representing approximately 7.3% and 12.7% of our total annualized base rent are scheduled to expire by the end of 2013 and 2014, respectively, assuming the exercise of all early termination rights. In addition, approximately 3.5% of the square footage of our properties was available for rent as of March 31, 2013. Because we compete with many other entities engaged in real estate investment and leasing activities, including national, regional and local owners, operators, acquirers and developers, we may be unable to renew leases with our existing tenants. If our current tenants do not renew their leases, we may be unable to re-lease such space to new tenants. Furthermore, to the extent that we are able to renew leases that are scheduled to expire in the short-term or re-lease such space to new tenants, heightened competition resulting from adverse market conditions may limit our ability to lease such space at rental rates equal to or above the current rental rates or require us to offer rent abatements, tenant improvements or other rental concessions. In addition, recent volatility in the mortgage-backed securities markets has led to foreclosures and sales of foreclosed retail properties at depressed values, and we may have difficulty competing with competitors who have purchased properties in the foreclosure process, because their lower cost basis in their properties may allow them to offer space at reduced rental rates.

If our competitors offer retail space at rental rates below current market rates or below the rental rates that we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those that we currently charge in order to retain tenants upon expiration of their existing leases. Even if our tenants renew their leases or we are able to re-lease the space, the terms and other costs of renewal or re-leasing, including the cost of required renovations, increased tenant improvement allowances, leasing commissions, declining rental rates, and other potential concessions, may be less favorable than the terms of our current leases and could require significant capital expenditures. If we are unable to renew leases or re-lease space in a reasonable time, or if rental rates decline or tenant improvement costs, leasing commissions, or other costs increase, our business, financial condition and results of operations, our ability to make distributions to our stockholders, the trading price of our common stock and our ability to satisfy our debt service obligations could be materially and adversely affected.

We may fail to consummate our pending acquisitions, which could have a material adverse impact on our results of operations and earnings per share.

We intend to use a portion of the net proceeds of this offering to fund the cash consideration for our acquisition of the Woodlake Square property and our acquisition of the fee simple interest in our Preston Royal East property, for which we currently hold a leasehold interest that is subject to an underlying ground lease with a remaining term of 27 years, each as described in the section entitled “Use of Proceeds.” These acquisitions are subject to customary closing requirements and conditions and there can be no assurances those requirements or conditions will be satisfied or that these acquisitions will close on the terms described herein or at all. If we fail to consummate these acquisitions, we will have issued a significant number of additional shares of common stock without realizing all or a portion of the intended economic benefits from acquiring those assets. Even if we consummate these acquisitions, we may not realize their intended economic benefits. If we fail to consummate these acquisitions, we would expect to seek to acquire other properties meeting our strategic criteria, but we may not be able to identify suitable acquisition candidates on attractive terms or at all, or such acquisitions may take a significant amount of time to accomplish. In addition, we will have broad authority to use the net proceeds of this offering for other purposes that may not be accretive to our operating results. As a result, our failure to consummate our pending acquisitions could have a material adverse impact on our results of operations and earnings per share.

Our continued growth will partially depend upon future acquisitions of properties, and we may be unsuccessful in identifying and consummating suitable acquisitions or taking advantage of other investment opportunities, which may impede our growth and negatively affect our cash available for distribution to stockholders.

Our ability to expand through future acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. We may not be successful in identifying and consummating future acquisitions or investments in retail properties that meet our investment criteria on satisfactory terms or at all. Failure to identify or consummate acquisitions could slow our growth. Our ability to acquire retail properties on favorable terms, or at all, may be adversely affected by the following significant factors:

■

competition from other real estate investors, including other publicly-traded REITs, private equity investors and institutional investment funds, many of whom have substantially more capital than we have and may be able to accept more risk than we can prudently manage;

■	competition from other potential acquirers, which could significantly increase the purchase prices for properties we seek to acquire;

■

even if we enter into agreements for the acquisition of properties, these agreements are subject to customary closing conditions, including the satisfactory results of our due diligence investigations; and

■	failure to obtain financing for an acquisition on favorable terms or at all.

Moreover, we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete. Our failure to identify and consummate suitable acquisitions, to take advantage of other investment opportunities, or to integrate successfully any acquired retail property without substantial expense, delay or other operational or financial problems, would impede our growth and negatively affect our results of operations and cash available for distribution to our stockholders.

Our future acquisitions may not yield the returns we expect.

Our future acquisitions and our ongoing operation of the properties we acquire may expose us to the following significant risks:

■	even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

■	we may acquire properties that at the time of acquisition are not accretive to our earnings, and we may not successfully manage and lease those properties to meet our expectations;

■	our cash flow from an acquired property may be insufficient to meet our required principal and interest payments on debt secured by such property;

■	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

■

we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

■	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

■

we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

■

if we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and the trading price of our common stock could be adversely affected.

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for membership or partnership interests in one or more of our limited partnership or limited liability company subsidiaries, which may dilute our stockholders’ indirect economic interests in our existing properties. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Our investments in development and redevelopment projects may not yield anticipated returns, which could harm our operating results and reduce the amount of funds available for distributions.

A key component of our growth strategy is capitalizing on property development and redevelopment opportunities, some of which may arise through strategic joint ventures. To the extent that we engage in these development and redevelopment activities, we will be subject to the following risks normally associated with such projects:

■	we may be unable to obtain financing for these projects on favorable terms or at all;

■	we may not complete development or redevelopment projects on schedule or within budgeted amounts;

■	we may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy and other required governmental permits and authorizations;

■

occupancy rates and rents at newly-developed or redeveloped retail properties may be lower than projected and may fluctuate depending upon a number of factors, including market and economic conditions, and may result in our investment not being profitable;

■	necessary capital expenditures may be higher than anticipated; and

■	start-up costs may be higher than anticipated.

In deciding whether to develop or redevelop a particular retail property, we make certain assumptions regarding the expected future performance of such property. We may underestimate the costs necessary to cause the property to achieve its intended market position, or we may be unable to increase occupancy at the property as quickly as expected or at all. Any substantial unanticipated delays or expenses could adversely affect the investment returns from these development or redevelopment projects.

We may in the future develop retail properties in geographic markets where we do not currently have a significant presence and where we do not possess the same level of familiarity with local conditions, which could adversely affect our ability to develop such properties successfully or at all or to achieve expected performance at such properties.

We may rely upon the investments of our joint venture partners for the funding of certain of our development and redevelopment projects. If our reputation in the retail real estate industry changes or the number of investors considering us as an attractive strategic partner is otherwise reduced, our ability to develop or redevelop retail properties could be adversely affected, which would limit our growth prospects.

If our investments in development and redevelopment projects do not yield anticipated returns for any reason, including those set forth above, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock could be adversely affected. Moreover, substantial renovation and development activities, regardless of their ultimate success, typically require a significant amount of management’s time and attention, diverting their time and attention from our other properties.

We depend on key personnel whose continued service is not guaranteed and each of whom would be difficult to replace.

Our continued success depends, to a significant extent, on the continued services of certain key personnel, including H. Kerr Taylor, our chairman, president and chief executive officer, Chad C. Braun, our executive vice president, chief financial officer, chief operating officer, treasurer and secretary, Tenel H. Tayar, our senior vice president and chief investment officer, Charles Scoville, our senior vice president and director of leasing/property management, and Brett Treadwell, our senior vice president – finance and chief accounting officer, each of whom would be difficult to replace. Among the reasons that they are important to our continued success is that each has significant experience in the real estate industry, with an average of 17 years of experience acquiring, financing, owning, leasing, managing, developing and redeveloping retail properties. Moreover, our senior management team, as it is currently constituted, has worked together for over nine years. Our ability to continue to acquire, manage, develop and redevelop and successfully integrate and operate retail properties, therefore, depends upon the significant relationships that our senior management team has developed over many years. Although we have entered into employment agreements with certain members of our senior management team, we cannot provide any assurance that any of them will remain employed by us. Our ability to retain our senior management team, or to attract and integrate suitable replacements should any member of the senior management team leave, is dependent upon the competitive nature of the employment market. The loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry personnel, which could adversely affect our financial condition, results of operations, cash flow and the trading price of our common stock.

Adverse economic and geopolitical conditions could have a material adverse effect on our financial condition, results of operations and cash flow and the trading price of our common stock.

Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole, or in our geographic markets. Our financial condition, results of operations, cash flow and the trading price of our common stock may be adversely affected by the following circumstances, among others:

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if credit markets and/or debt or equity capital markets contract, our ability to obtain financing on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense;

■	local or regional real estate market conditions may cause an oversupply of retail property or a general reduction in demand for retail property in one or more of our geographic markets;

■	reduced values of our properties may limit our ability to dispose of assets at attractive prices; and

■	changes in the supply of, or demand for, similar or competing retail property in our geographic markets could affect our ability to attract and maintain tenants.

Any of the above factors may prevent us from realizing growth or maintaining the value of our properties. The failure of our properties to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Turmoil in capital markets could adversely impact acquisition activities and pricing of retail properties.

Continued tightness in the credit markets and volatility in the equity capital markets could adversely affect our acquisition activities. Tighter underwriting standards imposed by lenders and credit rating agencies and the significant inventory of unsold collateralized mortgage backed securities in the market could adversely impact the ability to obtain first mortgage debt financing on favorable terms or at all. Furthermore, continued volatility in the equity capital markets could result in less supply of both public equity capital and private equity capital devoted to real estate, which could adversely impact the overall amount of capital available to invest in retail space. Such a shortage of capital could adversely impact the prices of property and the value of our portfolio, resulting in our being unable to raise sufficient capital to fund our planned acquisitions, development or redevelopment, all of which may adversely affect our business, operations and results of operations.

Adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance.

We continually monitor events and changes in circumstances that could indicate that the carrying value of our properties and related intangible assets in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When operating, economic, market or other factors indicate that the carrying value of our properties and related intangible assets may not be recoverable, we assess the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the property or asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we adjust our properties and related intangible assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require management to make assumptions to estimate future market rental income amounts subsequent to the expiration of current lease agreements, operating expenses, the number of months it takes to re-lease the property, and the number of years the property is held for investment, among other factors. The subjectivity of assumptions used in the future cash flow analysis, including discount rates, could result in an incorrect assessment of the property’s fair value and, therefore, could result in the misstatement of the carrying value of our real estate and related intangible assets and our net income.

Ongoing adverse market and economic conditions and market volatility will likely continue to make it difficult to value our properties, our interests in unconsolidated joint ventures and/or our intangible assets. As a result of current adverse market and economic conditions, there may be significant uncertainty in the valuation, or in the stability of, the cash flows, discount rates and other factors related to such assets that could result in a substantial decrease in their value. We may be required to recognize asset impairment charges in the future, which could materially and adversely affect our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Our current and future investments in joint ventures could be adversely affected by our lack of sole decision-making authority, our reliance upon our joint venture partners’ financial condition, any disputes that may arise between us and our joint venture partners and our exposure to potential losses from the actions of our joint venture partners.

We have co-invested and anticipate that we will continue to co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in and/or sharing responsibility for the management of a retail property, partnership, joint venture or other entity. As of March 31, 2013, we had an aggregate investment of approximately $16.0 million involving percentage equity interests ranging from 1% to 30% in four joint ventures, each of which owned a single property, including the joint venture owning Woodlake Square, which we have a contract to purchase. See “Prospectus Supplement Summary — Pending Acquisitions — Woodlake Square.” In the aggregate these properties comprise 1.3 million square feet, 82,000 of which represents vacant space on a property that is under redevelopment. Joint ventures generally involve risks not present with respect to our wholly-owned properties, including the following:

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we do not have exclusive control over the development, redevelopment, leasing, management, financing and other aspects of the project, which may prevent us from taking actions that are opposed by our joint venture partners;

■	our ability to transfer our interest in a joint venture to a third party may be restricted;

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our joint venture partners might become bankrupt or fail to fund their share of required capital contributions, which may delay construction, development or redevelopment of a retail property or increase our financial commitment to the joint venture;

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our three existing joint venture agreements have, and future joint venture agreements may contain, buy-sell provisions pursuant to which one partner may initiate procedures requiring the other partner to choose between buying the other partner’s interest or selling its interest to that partner;

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our joint venture partners may have business interests or goals with respect to the retail property that conflict with our business interests and goals which could increase the likelihood of disputes or impasses regarding the ownership, management or disposition of such property;

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our joint venture partners may be in a position to take action contrary to our instructions, requests, policies or objectives, including our current policy with respect to maintaining our qualification as a REIT;

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our relationships with our joint venture partners are contractual in nature and may be terminated or dissolved under the terms of the applicable joint venture agreements and, in such event, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase such interests or assets at a premium to the market price to continue ownership;

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we may, in certain circumstances, be liable for the actions of our joint venture partners, and the activities of a joint venture could adversely affect our ability to qualify as a REIT, even in circumstances where we do not control the joint venture;

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disputes may develop with our joint venture partners over decisions affecting the retail property or the joint venture which may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business and possibly disrupt the daily operations of such property; and

■	we may suffer losses as a result of the actions of our joint venture partners with respect to our joint venture investments.

Any of the above might subject a property to liabilities in excess of those contemplated and thus have a negative impact on the returns available to investors.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenue does not increase, which could cause our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease retail space, the cost of compliance with governmental regulations, including zoning and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be materially and adversely affected.

The expense of owning and operating a retail property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from such property. As a result, if revenue declines, we may not be able to reduce our expenses accordingly. Certain costs associated with real estate investments may not be reduced even if a retail property is not fully occupied or other circumstances cause our revenues to decrease. If a retail property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose on the mortgage and take possession of such property, resulting in a further reduction in our net income.

Uninsured losses or losses in excess of our insurance coverage could adversely affect our financial condition and our cash flows.

We maintain comprehensive general liability, fire, flood, earthquake, wind (as deemed necessary or as required by our lenders), extended coverage and rental loss insurance with respect to our properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, riots, acts of war or terrorism. The geographic concentration of many of our properties in the Houston, Dallas, San Antonio and Austin MSAs potentially increases the risk of damage to such properties due to hurricanes and tornadoes. Should an uninsured loss occur, we could lose both our investment in and anticipated profits and cash flows from the property. If any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss. In addition, future lenders may require such insurance, and our failure to obtain such insurance could constitute a default under loan agreements. We may determine not to insure some or all of our properties at levels considered customary in our industry, which would expose us to an increased risk of loss. As a result, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be materially and adversely affected.

Costs associated with complying with the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. Noncompliance with the ADA could result in the imposition of fines, an award of damages to private litigants and/or an order to correct any non-complying feature which could result in substantial capital expenditures. A number of additional U.S. federal, state and local laws may also require modifications to our properties, or restrict certain further renovations of such properties, with respect to access thereto by disabled persons. We have not conducted a detailed audit or investigation of all of our properties to determine our compliance, and we cannot predict the ultimate cost of compliance with the ADA or other legislation. If one or more of our properties is not in compliance with the ADA or other similar legislation, then we would be required to incur additional costs to bring such property into compliance. If we incur substantial costs to comply with the ADA or other similar legislation, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be materially and adversely affected.

As the present or former owner or operator of real property, we could become subject to liability for environmental contamination, regardless of whether we caused such contamination.

Under various federal, state, and local environmental laws, ordinances, and regulations, a current or former owner or operator of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products at, on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred (i.e., the liability may be joint and several). In addition, third parties may sue the current or former owner or operator of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to redevelop, sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. We also may be liable for the costs of remediating contamination at off-site disposal or treatment facilities when we arrange for disposal or treatment of hazardous substances at such facilities, without regard to whether we comply with environmental laws in doing so.

Some of our properties are adjacent to or near other properties used for industrial or commercial purposes or that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. Releases from these properties could impact our properties. In addition, certain of our properties are currently used, have been used, and may be used in the future by others, including former owners or tenants of our properties, for commercial or industrial activities, e.g., gas stations and dry cleaners, that may release petroleum products or other hazardous or toxic substances at our properties or to surrounding properties.

We cannot assure you that costs or liabilities incurred as a result of environmental issues will not affect our ability to make distributions to our stockholders or that such costs or liabilities will not have a material adverse effect on our financial condition and results of operations.

As the owner or operator of real property, we could become subject to liability for failure to comply with environmental, health, and safety laws.

Our properties and the tenants of our properties are subject to various federal, state and local environmental, health and safety laws, including laws governing the management of wastes, underground and aboveground storage tanks, local fire safety requirements, and local land use and zoning regulations. For example, some of our tenants handle regulated substances or wastes as part of their operations on our properties. Noncompliance with these environmental, health and safety laws could subject us or our tenants to liability. These environmental liabilities could affect a tenant’s ability to make rental payments to us. Moreover, changes in laws could increase the potential costs of compliance with environmental laws, health, or and safety laws, including increasing liability for noncompliance or requiring significant unanticipated expenditures. The costs or liabilities incurred as a result of noncompliance with environmental, health and safety laws could have a material adverse effect on our ability to make distributions to our stockholders or on our financial condition and results of operations.

As the owner of real property, we could become subject to liability for adverse environmental conditions in the buildings on our properties.

As the owner or operator of real property, we may also incur liability based on various building conditions. For example, buildings and other structures on properties that we currently own or operate or those we acquire or operate in the future contain, may contain, or may have contained, asbestos-containing material, or ACM.

Environmental, health and safety laws require that ACM be properly managed and maintained and may impose fines or penalties on owners, operators or employers for non-compliance with those requirements. These requirements include special precautions, such as removal, abatement or air monitoring, if ACM would be disturbed during maintenance, renovation or demolition of a building, potentially resulting in substantial costs. In addition, we may be subject to liability for personal injury or property damage sustained as a result of exposure to ACM or releases of ACM into the environment.

In addition, our properties may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects or property damage or costs for remediation. When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants, or others if property damage or personal injury occurs.

Any adverse environmental conditions in the buildings on our properties, including mold or ACM, could result in material liabilities, including liability for personal injury and costs of remediating adverse conditions, which could have an adverse effect on our cash flows and our ability to make distributions to our stockholders.

If any of our insurance carriers become insolvent, we could be adversely affected.

We carry several different lines of insurance which are placed with several reputable insurance carriers. If any one of these insurance carriers were to become insolvent, we would be forced to replace the existing insurance coverage with another suitable carrier, and any outstanding claims would be at risk for collection. In such an event, we cannot be certain that we would be able to realize proceeds from our insurance policies with respect to any claims that we have or replace the coverage at similar or otherwise favorable terms. Replacing insurance coverage at unfavorable rates and the potential for uncollectible claims due to carrier insolvency could adversely affect our business, results of operations and cash flows.

Risks Related to Our Financings

We primarily rely upon external sources of capital to fund acquisitions, development opportunities and repayment of significant maturities of principal debt, and, if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or repay maturing obligations.

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, we are required, among other things, to distribute each year to our stockholders at least 90% of our taxable income, without regard to the deduction for dividends paid and excluding net capital gain. We expect to continue our practice of distributing 100% of our taxable income to avoid the payment of federal corporate income tax. Because of our distribution requirements, we generally lack sufficient operating cash flow to finance acquisition, development or redevelopment opportunities and to repay maturing obligations.

We expect to rely upon external sources of capital, including debt and equity financing, to finance these future capital needs. If we are unable to obtain needed capital upon satisfactory terms or at all, we may not be able to make the investments needed to grow our business or to satisfy our obligations and commitments as they mature.

Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions, the market’s perception of our current and potential future earnings and cash distributions and the market price of the shares of our common stock. We may not be able to take advantage of attractive investment opportunities for growth if we are unable to access the capital markets on a timely basis and acquire capital on favorable terms.

Required payments of principal and interest on borrowings may leave us with insufficient cash to operate our properties or to pay distributions at current levels or in amounts necessary to permit us to continue to qualify as a REIT and may expose us to the risk of default under our credit agreements.

As of March 31, 2013, we had $4.9 million of available cash on hand and $57.9 million available for future borrowings under our $75 million unsecured revolving credit facility that can be used for general corporate purposes including debt financing, property acquisitions, new construction, renovations, expansions, tenant improvement costs and equity investments. Including amounts owed on our credit facility, as of March 31, 2013, approximately $53.6 million, $68.7 million and $1.9 million of our outstanding indebtedness will mature in 2015, 2016 and 2017, respectively. We also expect to incur additional debt in connection with future acquisitions of retail properties. Additionally, we do not anticipate that our internally generated cash flows will be adequate to repay our existing indebtedness at maturity, and, therefore, we expect to repay our indebtedness through refinancings and proceeds from future offerings of equity and/or debt. Our level of debt and the limitations imposed upon us by our debt agreements could have adverse consequences, including the following:

■	our cash flows may be insufficient to meet our required principal and interest payments;

■	we may be unable to borrow additional funds as needed or on favorable terms, including to make acquisitions;

■	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

■	because a portion of our debt bears, and is expected to bear in the future, interest at variable rates, an increase in interest rates could materially increase our interest expense;

■	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms if we are able to do so at all;

■	after debt service, the amount available for distributions to our stockholders will be reduced;

■	covenants in our loan documents restrict our ability to make distributions to our stockholders;

■	our leverage could place us at a competitive disadvantage compared to our competitors who have less debt;

■	we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

■	we may default upon our obligations, and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases;

■	we may violate financial covenants which would cause a default upon our obligations;

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we may inadvertently violate non-financial restrictive covenants in our loan documents, such as covenants that require us to maintain the existence of entities, maintain insurance policies and provide financial statements which would entitle the lenders to accelerate our debt obligations; and

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our default under any one of our mortgage loans with cross-default or cross-collateralization provisions could result in our default on other indebtedness or result in the foreclosures of other properties.

The realization of any or all of these risks may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and to maintain our REIT qualification and the trading price of our common stock.

Due to transfer restrictions under certain of our mortgage loan documents, we may be required to repay or refinance a portion of our mortgage indebtedness prior to its maturity date, which could have a material adverse effect on our financial condition and results of operations.

Certain of our subsidiaries are borrowers under mortgage indebtedness, the terms of which prohibit certain direct or indirect transfers of ownership interests in the borrower subsidiary or any guarantor of the loan (a “Prohibited Transfer”), subject to certain exceptions that require notice to be provided to the lender. We have given the lenders full or partial guarantees with respect to such mortgage indebtedness. Under the terms of the mortgage loan documents, a lender could assert that a Prohibited Transfer includes the issuance of shares of common stock by us (including the issuance of the shares offered by this prospectus) or the trading of our common stock on the NYSE.

Subsequent to the creation or assumption of these mortgage loans, we have issued new shares of common stock, and shares of our common stock have been transferred by existing stockholders, without providing notice to the lenders under these loan agreements. We have provided notice to the lenders under these mortgage loans regarding the issuance of the shares of common stock offered hereby and the future trading of our common stock on the NYSE, pursuant to exceptions included in those mortgage loan documents. However, we can provide no assurance that the lenders will agree that such issuance and future transfers fit within the exceptions provided by the mortgage loan documents. To date, no lender or servicer has asserted that a Prohibited Transfer has occurred as a result of any prior issuance or transfer of shares, or as a result of the proposed issuance of shares in connection with this offering. However, we can provide no assurance that, in the future, a mortgage lender or servicer would not seek to assert that a Prohibited Transfer has occurred and to accelerate the amounts due under the mortgage loan and demand immediate repayment. In such event, we believe that we have strong defenses to any such claims and would vigorously defend against any such action. Nonetheless, if a lender or servicer were to be successful in any such action, we could be required to immediately repay or refinance the amounts outstanding, or the lender may be able to foreclose on the property securing the loan or take other adverse actions. In addition, in certain cases a Prohibited Transfer could result in the loan becoming full recourse to us, as guarantor. We can provide no assurance that we would be able to repay or refinance one or more mortgage loans on favorable terms or at all if it were to be successfully accelerated by the lender(s) thereof, which could have a material adverse effect on our financial condition and results of operations. In addition, if a violation of a Prohibited Transfer provision were to occur that would permit our mortgage lenders to accelerate the indebtedness owed to them, it would result in an event of default under the revolving credit facility we expect to enter into upon completion of this offering.

We currently have and expect to incur additional mortgage indebtedness and other borrowings on our properties, which may increase our business risks and our ability to make distributions to our stockholders.

We may acquire retail properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our current mortgage debt to obtain funds to acquire additional retail properties. We may also borrow funds if necessary to satisfy REIT distribution requirements mandated by the Code or otherwise as may be necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular retail property if we believe that the property’s projected cash flows are sufficient to service the mortgage debt. As of March 31, 2013, we had approximately $178.1 million of mortgage debt secured by 11 of our properties. Additionally, we expect to incur an additional mortgage debt in connection with the completion of our pending acquisition of Woodlake Square. See “Prospectus Supplement Summary – Recent Developments – Pending Acquisitions.” If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then our amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss because defaults on such indebtedness may result in loss of property in foreclosure actions initiated by lenders. For tax purposes, a foreclosure of any of our properties would be treated as a sale of such property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in such property, we would recognize taxable income on foreclosure but would not receive any cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code. We may give lenders full or partial guarantees for mortgage debt incurred by the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by that entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one of our properties may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Increases in interest rates will increase our interest expense and may adversely affect our cash flows, our ability to service our indebtedness and our ability to make distributions to our stockholders.

As of March 31, 2013, approximately $3.0 million of our approximately $181.1 million of indebtedness had floating interest rates, none of which was hedged. Increases in interest rates will increase our interest costs associated with this debt and any additional draws that we may make on our revolving credit facility, which would reduce our cash flows and our ability to make distributions to our stockholders. In particular, banks may begin raising interest rates in response to the Federal Reserve’s announcement in June of 2013 that it will begin tapering its quantitative easing program beginning in September 2013, and interest rates may continue to rise if the Federal Reserve follows through with its current tapering policy. In addition, if we are required to repay existing debt during periods of higher interest rates, we may need to sell one or more of our properties in order to repay the debt, which might not permit realization of the maximum return on such investments.

Our existing debt agreements contain, and future financing arrangements will likely contain, restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

We are subject to certain restrictions pursuant to the restrictive covenants of our outstanding indebtedness, which may affect our distribution and operating policies and our ability to incur additional indebtedness. Documents evidencing our existing indebtedness contain, and documents entered into in the future will likely contain, certain operating covenants that limit our ability to further mortgage a current property or a new retail property or discontinue insurance coverage thereon. In addition, these agreements contain, and future agreements likely will contain, financial covenants, including certain coverage ratios and limitations on our ability to incur secured and unsecured indebtedness, make distributions, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. In addition, failure to meet any of these covenants, including the financial coverage ratios, could cause an event of default under or accelerate some or all of our indebtedness, which would have a material adverse effect on us.

Failure to hedge effectively against interest rate changes may adversely affect our cash flows and results of operations.

We had approximately $30.8 million of variable rate debt as of the date of this prospectus supplement, none of which was hedged, and we may incur additional variable-rate debt in the future. Accordingly, increases in interest rates on variable-rate debt would increase our interest expense, which could reduce net earnings and cash available for payment of our debt obligations and distributions to our stockholders. Periodically, we have sought to manage our exposure to interest rate volatility by entering into interest rate hedging arrangements such as interest cap agreements and interest rate swap agreements. Although these agreements may partially protect against rising interest rates, they also may reduce the benefits to us if interest rates decline. If a hedging arrangement is not indexed to the same rate as the indebtedness which is hedged, we may be exposed to losses to the extent which the rate governing the indebtedness and the rate governing the hedging arrangement change independently of each other. Additionally, these agreements involve the risks that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes and that a court could rule that such an agreement is not legally enforceable. In the past, we have used derivative financial instruments to hedge interest rate risks related to our variable-rate debt. We will not use derivatives for speculative or trading purposes and intend only to enter into contracts with reputable financial institutions based upon, among other factors, their credit rating, but we may choose to change this practice in the future. Failure to hedge effectively against interest rate changes may materially adversely affect our cash flows and results of operations.

High mortgage rates and/or unavailability of mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we may be unable to refinance the properties when the loans become due, or to refinance on favorable terms. In such event, we could be forced to sell properties at otherwise inopportune times. Furthermore, if interest rates are higher when we refinance our properties, our income could be reduced. If any of these events occur, our cash flow could be reduced. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Mortgage debt obligations expose us to the possibility of foreclosure, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.

Incurring mortgage and other secured debt obligations increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. Any foreclosure on a mortgaged property or group of properties could adversely affect the overall value of our portfolio of properties. For tax purposes, a foreclosure on any of our properties that is subject to a nonrecourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Some of our financing arrangements involve balloon payment obligations, which may adversely affect our ability to make distributions.

Some of our financing arrangements require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the existing financing on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

If we set aside insufficient working capital or are unable to secure funds for future tenant improvements, we may be required to defer necessary property improvements which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is possible that, in order to attract replacement tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. Because most of our leases provide for tenant reimbursement of operating expenses, we have not established a permanent reserve for maintenance and repairs for our properties. However, to the extent that we have insufficient funds for such purposes, we may establish reserves for maintenance and repairs of our properties from gross proceeds of this offering, out of cash flows generated by our properties or out of non-liquidating net sale proceeds. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.

Additional borrowings for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay cash distributions to our stockholders may be adversely affected. In addition, we may be required to defer necessary improvements to our properties that may cause such properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to our properties. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Disruptions in the financial markets could adversely affect our ability to refinance existing indebtedness or obtain additional financing for growth on acceptable terms or at all which could adversely affect our ability to grow, our interest cost and our results of operations.

Disruptions in the credit markets generally, or relating to the real estate industry specifically, may adversely affect our ability to obtain debt financing at favorable rates or at all. In 2008 and 2009, the U.S. stock and credit markets experienced significant price volatility, dislocations and liquidity disruptions, which caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. Those circumstances materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases resulted in the unavailability of financing, even for companies that were otherwise qualified to obtain financing.

Reductions in our available borrowing capacity, or our inability to replace our revolving credit facility when required or when business conditions warrant, could have a material adverse effect on our business, financial condition and results of operations. In addition, we mortgage most of our properties to secure payment of indebtedness and, as of March 31, 2013, we had approximately $178.1 million of mortgage debt secured by 11 of our properties. If we are not successful in refinancing our mortgage debt upon maturity, then the property could be foreclosed upon or transferred to the mortgagee, or we might be forced to dispose of some of our properties upon disadvantageous terms, with a consequent loss of income and asset value. A foreclosure or disadvantageous disposal on one or more of our properties could adversely affect our ability to grow, financial condition, interest cost, results of operations, cash flow and ability to pay dividends to our stockholders.

Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. Higher interest rates on newly incurred debt may negatively impact us as well. If interest rates increase, our interest costs and overall costs of capital will increase, which could adversely affect our transaction and development activity, financial condition, results of operation, cash flow, our ability to pay principal and interest on our debt and our ability to pay dividends to our stockholders.

Our unsecured revolving credit facility restricts our ability to engage in some business activities, including our ability to incur additional indebtedness, make capital expenditures and make certain investments, which could adversely affect our financial condition, results of operations and cash flow and the trading price of our common stock.

Our revolving credit facility contains customary negative covenants and other financial and operating covenants that, among other things:

■	restrict our ability to incur additional indebtedness;

■	restrict our ability to incur additional liens;

■	restrict our ability to make certain investments (including certain capital expenditures);

■	restrict our ability to merge with another company;

■	restrict our ability to sell or dispose of assets;

■	restrict our ability to make distributions to stockholders;

■	require us to satisfy minimum financial coverage ratios, minimum tangible net worth requirements and maximum leverage ratios; and

■

restrict certain changes in our executive management team unless the departing executive management team member is replaced by a party reasonably acceptable to the administrative agent within 90 days of such departure.

These limitations restrict our ability to engage in some business activities, which could adversely affect our financial condition, results of operations and cash flow and the trading price of our common stock. In addition, it will constitute an event of default under the revolving credit facility if we default on any of our indebtedness that equals or exceeds $1.0 million, including any indebtedness we have guaranteed.

Risks Related to Our Organization and Structure

We are subject to conflicts of interest arising out of our relationships with our advised funds, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationships with our advised funds. Through our advisory business, we manage and have varying minority ownership interests in eight real estate funds, including four high net worth advised funds and four institutional joint ventures, which we collectively refer to as our advised funds. The advised funds acquire, manage, develop and redevelop retail properties similar to those in which we invest directly. In evaluating potential acquisitions, certain retail properties may be appropriate for acquisition by either us or one of our advised funds. Our stockholders do not have the opportunity to evaluate the manner in which these conflicts of interest are resolved. Generally, we evaluate each retail property, considering the investment objectives, creditworthiness of the tenants, expected holding period of such property, available capital and geographic and tenant concentration issues when determining the allocation of ownership of such property among us and our advised funds.

As the sole owner of the general partner of each of the high net worth advised funds, and as the exclusive operator of each of the properties owned in whole or in part by the advised funds, we believe that our advised funds provide us with a pipeline of acquisition opportunities in our Core Markets. If these properties meet our investment criteria, we may acquire these assets (i) from our high net worth advised funds based on fair market value as determined by an independent appraisal process and (ii) from our institutional joint venture partners pursuant to contractual buy-sell rights or rights of first offer, as applicable. Specifically, our board of directors has adopted a policy with respect to acquisitions from our high net worth advised funds, pursuant to which the fair market value of any such property to be acquired by us is determined based on upon an independent appraisal process. However, there can be no assurance that the price that we pay for any property will be equal to or less than the price we would have been able to negotiate with an independent third party. In addition, our ability to purchase properties owned by the high net worth advised funds is based on our role as general partner and not on a contractual right to acquire such properties. If we acquire a property from the advised funds that was subject to a competing third party offer, we may be liable for breaches of fiduciary duty in our capacity as general partner to the extent that it is determined that the acquisition by us was not in the best interest of the limited partners.

There are competing demands on our senior management as they have duties not only to us but also to our advised funds, and they must make a determination that any such sale of a property to us is in the best interests of the limited partners of the advised fund to sell such property, as well as in our best interests. These conflicts of interest could subject our management to claims for breach of fiduciary duty, which could, among other things, distract management, result in significant costs associated with defending such claims and potentially significant damages payable in connection with such transactions. Further, our senior management team divides their management time and services among us and the advised funds, do not devote all of their attention to us and could take actions that are more favorable to the funds than to us.

Depending on the circumstances, we may invest alongside our advised funds, and we may also invest in joint ventures, partnerships or limited liability companies for the purpose of owning or developing retail real estate projects. In either event, we may be a general partner and fiduciary for, and owe certain duties to, other partners in such ventures. The interests, investment objectives and expectations regarding timing of dispositions may be different for the other partners than those of our stockholders, and there are no assurances that our stockholders’ interests and investment objectives will take priority.

Our senior management team will continue to be involved in the management of our advised funds, which may interfere with their ability to devote time and attention to our business and affairs.

We rely on our senior management team for the day-to-day operations of our business. However, our senior management team also manages our advised funds. As such, our senior management team has certain ongoing duties to the advised funds that could require a significant portion of their time and attention. Although we expect that our senior management team devote a substantial majority of their business time and attention to us, we cannot accurately predict the amount of time and attention that is required of our management team to perform such ongoing duties on behalf of the advised funds. To the extent that our senior management team is required to dedicate time and attention to the advised funds, their ability to devote a substantial majority of their business time and attention to our business and affairs may be limited and such limitation could adversely affect our operations.

Our charter contains provisions that may delay, defer or prevent a change of control transaction, even if such a change of control may be in the interest of our stockholders, and as a result may depress the market price of our common stock.

Our charter contains certain ownership limits and various other provisions that are intended, among other purposes, to preserve our qualification as a REIT, and, subject to certain exceptions, our charter authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. For example, our charter prohibits the actual, beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors, in its sole discretion, may exempt a person, prospectively or retroactively, from this and certain other ownership limits if certain conditions are satisfied. The restrictions on ownership and transfer of our stock may:

■

discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests; or

■

result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of the benefits of owning the additional shares.

Our board of directors, without stockholder approval, has the power under our charter (i) to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, (ii) to issue authorized but unissued shares of our common stock or preferred stock and (iii) to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under certain circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

■

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or any affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder and thereafter impose fair price or supermajority voting requirements on these combinations; and

■

“control share” provisions that provide that a holder of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, except solely by virtue of a revocable proxy, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) has no voting rights with respect to his or her control shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

As permitted by the MGCL, we have elected, by resolution of our board of directors, to exempt from the business combination provisions of the MGCL, any business combination between us and any person and, pursuant to a provision in our Amended and Restated Bylaws, or our bylaws, to exempt any acquisition of our stock from the control share provisions of the MGCL. However, our board of directors may by resolution elect to repeal the exemption from the business combination provisions of the MGCL and may by amendment to our bylaws opt in to the control share provisions of the MGCL at any time in the future.

Additionally, certain provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or our bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not currently employ. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring, or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price. Our charter contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Description of Capital Stock - Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the accompanying prospectus.

Our charter, our bylaws and Maryland law also contain other provisions, including the provisions of our charter on removal of directors and the advance notice provisions of our bylaws, that may delay, defer, or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Compensation awards to our senior management may not correlate to or correspond with our financial results or the trading price of our common stock.

The compensation committee of our board of directors is responsible for overseeing our compensation and employee benefit plans and practices, including our incentive compensation and equity-based compensation plans. Our compensation committee has significant discretion in structuring compensation packages and may make compensation decisions based upon a number of factors. As a result, compensation awards may not correlate to or correspond with our financial results or the trading price of our common stock. We may give bonuses, grant equity awards and otherwise highly compensate our senior management even if we are performing poorly, which could adversely affect our financial condition and our ability to make distributions to our stockholders.

Termination of the employment agreements with the members of our senior management team could be costly and prevent a change in control of our company.

The employment agreements with the members of our senior management team each provide that if their employment with us terminates under certain circumstances (including upon a change in control of our company), we may be required to pay them significant amounts of severance compensation, thereby making it costly to terminate their employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of our company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event that we take certain actions which are not in our stockholders’ best interests.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner that he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under the MGCL, directors are presumed to have acted with this standard of care. As permitted by Maryland law, our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

■	actual receipt of an improper benefit or profit in money, property or services; or

■	active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter and bylaws obligate us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our directors and officers. We also have entered into indemnification agreements with our directors and officers granting them express indemnification rights. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter, bylaws and indemnification agreements or that might exist for other public companies.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our senior management and may prevent a change in control of our company that is in the best interests of our stockholders. Our charter provides that a director may only be removed for cause upon the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. These requirements make it more difficult to change our senior management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

We may issue shares of preferred stock with a preference in distributions over shares of our common stock, and our ability to issue shares of preferred stock and additional shares of common stock may deter or prevent a sale of our shares of common stock in which you could profit.

Our charter authorizes our board of directors to issue up to 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or shares of preferred stock into other classes or series of stock and may set the preferences, rights and other terms of the classified or reclassified shares. Our board of directors may take these actions without stockholder approval. The terms of shares of preferred stock could include a preference in distributions over shares of our common stock. If we authorize and issue shares of preferred stock with a distribution preference over shares of our common stock, payment of any distribution preferences on outstanding shares of preferred stock would reduce the amount of funds available for the payment of distributions on shares of our common stock. Further, holders of shares of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of shares of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest; assumption of control by a holder of a large block of our shares; or removal of incumbent management, even though such an event might otherwise be in the best interests of our stockholders.

Our board of directors may change our business, investment and financing strategies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our board of directors. Accordingly, our stockholders do not control these policies. As the market evolves, we may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our properties or the types of assets in which we seek to invest, may increase our exposure to real estate market fluctuations. In addition, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy is changed, we may in the future become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. Furthermore, as the market evolves, our board may determine that retail properties do not offer the potential for attractive risk-adjusted returns for an investment strategy. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our strategies with regard to the foregoing could materially and adversely affect our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Risks Related to the Real Estate Industry

Our operating performance is subject to risks associated with the real estate industry.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Certain events may decrease cash available for distributions as well as the value of our properties. These events include, but are not limited to:

■	adverse changes in national, regional or local economic and demographic conditions such as the recent U.S. economic downturn;

■

vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options;

■	adverse changes in the financial condition of buyers, sellers and tenants of retail properties;

■	inability to collect rent from tenants;

■	competition from other real estate investors with significant capital, including other real estate operating companies, REITs and institutional investment funds;

■	reductions in the level of demand for retail properties;

■	increases in the supply of retail space;

■	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of retail properties, to obtain financing on favorable terms or at all;

■

increases in expenses, including, but not limited to, insurance costs, labor costs, energy prices, real estate assessments and other taxes and costs of compliance with laws, regulations and governmental policies, and restrictions on our ability to pass such expenses on to our tenants; and

■

changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, governmental fiscal policies and the ADA.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. Any of the above factors may prevent us from realizing growth or maintaining the value of our properties.

The illiquid nature of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. In addition, the Code imposes restrictions upon the ability of a REIT to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest.

Accordingly, we cannot predict whether we will be able to sell any of our properties for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of our properties. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements.

In addition, leases at three of our single-tenant properties contain provisions giving the tenant a right of first refusal to purchase the property. Furthermore, when acquiring a property in the future, we may agree to transfer restrictions that materially restrict us from selling such property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed upon or repaid with respect to such property. These transfer restrictions would impede our ability to sell a retail property at opportune times or on favorable terms. These facts and any others that could impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Any investments in unimproved land may take significantly longer to yield income-producing returns, if at all, and may result in additional costs to us to comply with re-zoning restrictions or environmental regulations.

We have in the past, and may in the future, invest in unimproved land, such as the 1.4-acre parcel of land in San Antonio, Texas that was developed in 2009 for a Walgreens with whom we executed a long-term lease and our recent purchase of the unimproved land site known as 610 & Ella. Unimproved properties generally take longer to yield income-producing returns as compared to the typical time required for development. Any development of unimproved real property may also expose us to the risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. Any unsuccessful investments or delays in realizing an income-producing return or increased costs to develop unimproved real property could restrict our ability to earn our targeted rate of return on an investment or adversely affect our ability to pay operating expenses, which may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

All of our properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to property taxes that may increase as property tax rates change and as such properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space in our properties.

Risks Related to Qualification and Operation as a REIT

If we fail to qualify as a REIT, our operations and dividends to stockholders would be adversely impacted.

We intend to continue to be organized and to operate so as to qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws, possibly with retroactive effect, with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we were to fail to qualify as a REIT in any taxable year:

■	we would not be allowed to deduct our distributions to stockholders when computing our taxable income;

■	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

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we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost unless we were entitled to relief under certain statutory provisions;

■	our cash available for dividends to stockholders would be reduced; and

■	we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations that we may incur as a result of our disqualification.

We may need to incur additional borrowings to meet the REIT minimum distribution requirement and to avoid excise tax.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our annual real estate investment trust taxable income (excluding any net capital gain and before application of the dividends paid deduction). To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our net capital gain for that year and (iii) 100% of our undistributed taxable income from prior years. Although we intend to pay dividends to our stockholders in a manner that allows us to meet the 90% distribution requirement and avoid this 4% excise tax, we cannot assure you that we will always be able to do so.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities or liquidate otherwise attractive investments.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forgo investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than government securities, securities of taxable REIT subsidiaries and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of taxable REIT subsidiaries and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. In addition, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, we may be required to liquidate otherwise attractive investments, and may be unable to pursue investments that would otherwise be advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders. Thus, compliance with the REIT requirements may hinder our ability to acquire, and, in certain cases, maintain ownership of certain attractive investments.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new federal income tax law, regulation, or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the preferential tax rates available for some dividends.

The maximum federal income tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for the preferential rates. Although the preferential rates applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Material U.S. Federal Income Tax Considerations – Gross Income Tests – Hedging Transactions” in the accompanying prospectus. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through taxable REIT subsidiaries. This could increase the cost of our hedging activities because any taxable REIT subsidiary that we may form would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in taxable REIT subsidiaries will generally not provide any tax benefit, except for being carried forward against future taxable income in the taxable REIT subsidiaries.

To the extent that our distributions represent a return of capital for tax purposes, you could recognize an increased capital gain upon a subsequent sale of your common stock.

Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a U.S. stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in its common stock but instead will constitute a return of capital and will reduce the stockholder’s adjusted tax basis in its common stock. If distributions result in a reduction of a stockholder’s adjusted basis in such holder’s common stock, subsequent sales of such holder’s common stock potentially will result in recognition of an increased capital gain or reduced capital loss due to the reduction in such adjusted basis.

We may in the future choose to pay dividends in the form of our stock instead of cash, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may, in the future, distribute taxable dividends that are payable in cash and stock at the election of each stockholder or distribute other forms of taxable stock dividends. Taxable stockholders receiving such dividends or other forms of taxable stock dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, in the case of certain non-U.S. stockholders, we may be required to withhold federal income tax with respect to such dividends, including with respect to all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders decide to sell their shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Even if we qualify as a REIT, we may be subject to other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, taxes on net income from certain “prohibited transactions,” tax on income from certain activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. In addition, we could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT. Also, our subsidiaries that are taxable REIT subsidiaries will be subject to regular corporate federal, state and local taxes. To the extent that we conduct operations outside of the United States, our operations would subject us to applicable foreign taxes as well. Any of these taxes would decrease our earnings and our cash available for distributions to stockholders.

Risks Related to Ownership of Our Stock and This Offering

There can be no assurance that we will be able to pay or maintain cash dividends or that dividends will increase over time.

Distributions will be authorized and determined by our board of directors in its sole and absolute discretion from time to time and will depend upon a number of factors, including:

■	cash available for distribution;

■	our results of operations;

■	our financial condition, especially in relation to our anticipated future capital needs of our properties;

■	the level of reserves we establish for future capital expenditures;

■	the distribution requirements for REITs under the Code;

■	the level of distributions paid by comparable listed REITs;

■	customary loan covenants on certain of our debt agreements;

■	our operating expenses; and

■	other factors that our board of directors deems relevant.

We intend to continue to declare and pay regular distributions to our stockholders. However, we bear all expenses incurred by our operations, and our funds generated by operations, after deducting these expenses, may not be sufficient to cover desired levels of distributions to our stockholders. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.

Future offerings of debt, which would be senior to shares of our common stock upon liquidation, and/or preferred equity securities that may be senior to shares of our common stock for purposes of dividends or other distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay a dividend or make another distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend upon market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of common stock and diluting their common stock holdings in us.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution rate on our common stock or seek securities paying higher distributions or interest. The market price of our common stock likely will be based primarily upon the earnings that we derive from rental income at our properties and our distributions to stockholders and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market price of our common stock. For instance, if interest rates rise without an increase in our distribution rate, the market price of our common stock could decrease because potential investors may require a higher yield on our common stock as market rates on interest-bearing securities, such as bonds, rise. Rising interest rates would also result in increased interest expense on our variable-rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and make distributions to our stockholders.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations. Either of these factors could lead to a material decline in the market price of our common stock.

Future sales or issuances of our common stock may cause the market price of our common stock to decline.

The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability for future sale of common stock or securities convertible into or exchangeable or exercisable for our common stock could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. As of July 12, 2013, we had outstanding 16,178,038 shares of our common stock. In addition, we may issue common stock or other equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business plan, to adjust our ratio of debt to equity, or for other reasons.

This offering may be dilutive, and there may be future dilution of our common stock.

Giving effect to the issuance of our common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share and funds from operations per share for the year ending December 31, 2013. The actual amount of dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional shares of our common stock or preferred stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or our preferred stock or any substantially similar securities in the future. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur.

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

■	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

■	changes in our earnings or funds from operations estimates or those of analysts and any failure to meet those estimates;

■	changes in our dividend policy;

■	publication of research reports about us or the real estate industry generally;

■	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

■	changes in market valuations of similar companies;

■

adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance that debt and the terms thereof or our plans to incur additional debt in the future;
additions or departures of key management personnel, including our ability to find qualified replacements;

■	actions by institutional stockholders;

■	speculation in the press or investment community;

■	the realization of any of the other risk factors included in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus; and

■	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance, condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not decline in the future, and it may be difficult for our stockholders to resell their shares in the amount or at prices or times that they find attractive, or at all. Additionally, in the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Affiliates of our underwriters may receive benefits in connection with this offering.

We plan to use a portion of the net proceeds of this offering to repay borrowings outstanding under our unsecured revolving credit facility. To the extent that we use the net proceeds of this offering to repay borrowings outstanding under our unsecured revolving credit facility, affiliates of our underwriters may be lenders under our unsecured revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate shares of any amount outstanding under our unsecured revolving credit facility that is repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because the underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive. These interests may influence the decision regarding the terms and circumstances under which this offering is completed.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $          million (or approximately $          million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discount and other estimated expenses of this offering payable by us.

We intend to use the net proceeds of this offering (i) to repay borrowings outstanding under our unsecured revolving credit facility, (ii) to fund a portion of the purchase price for the acquisition of Woodlake Square from our joint venture partner and two of our advised funds, (iii) to fund all or a portion of the acquisition of the fee simple interest in our Preston Royal East property, for which we currently hold a leasehold interest that is subject to a ground lease with a remaining term of 27 years and (iv) for general corporate purposes.

As of July 12, 2013, we had approximately $30.8 million outstanding under our unsecured revolving credit facility. Our $75 million unsecured revolving credit facility, which was entered into on August 3, 2012, has a term of three years and matures in August 2015, and has an accordion feature that may allow us to increase the availability by $75 million to $150 million. The facility bears interest at LIBOR plus a margin of 205 basis points to 275 basis points, depending on our leverage ratio, and currently bears interest at 2.25%.

As described above, we plan to use a portion of the net proceeds to repay borrowings outstanding under our unsecured revolving credit facility. Affiliates of our underwriters may be lenders under our unsecured revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate shares of repayments of any amount outstanding under our unsecured revolving credit facility out of net proceeds of this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013 (i) on an actual basis and (ii) on a pro forma basis, as adjusted to give effect to the completion of this offering and the application of the net proceeds as described under “Use of Proceeds” in this prospectus supplement. No adjustments have been made to reflect normal course operations by us or other developments with our business after March 31, 2013, including the pending acquisitions described under the caption “Prospectus Supplement Summary—Recent Developments—Pending Acquisitions.” As a result, the pro forma information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2013
	Historical	Pro Forma
	(Amounts in thousands, except per share amounts)

Cash and cash equivalents	$4,913
Liabilities:
Notes Payable(1)	$181,096	150,296
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized, 16,169,788 shares issued and outstanding as of March 31, 2013 and 19,169,788 shares issued and outstanding, as adjusted(2)	162	192
Capital in excess of par value	245,670
Accumulated distributions in excess of earnings	(74,688)	(74,688)
Total stockholders’ equity	171,144
Total capitalization	$352,240

(1)

As of March 31, 2013, we had approximately $3.0 million drawn on our unsecured revolving credit facility. As of the date of this prospectus supplement, we have approximately $30.8 million of borrowings outstanding under our unsecured revolving credit facility, including $27.7 million of borrowings incurred in connection with our acquisition of Fountain Oaks on June 25, 2013. We intend to repay all of the outstanding balance of $30.8 million on our unsecured revolving credit facility with a portion of the net proceeds from this offering.

(2)

Does not include (i) 8,250 shares of common stock issued in June 2013 to our officers and directors under the AmREIT, Inc. 1999 Flexible Incentive Plan and (ii) 450,000 shares of common stock issuable upon exercise of the underwriters’ over-allotment option. In addition, on April 25, 2013, we amended our charter to (i) change each issued and unissued share of our Class A common stock into one share of our Class B common stock and (ii) change the designation of the Class B common stock to “common stock.”

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC
Robert W. Baird & Co. Incorporated
Total	3,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $          per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $          per share of common stock to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares

Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $150,000.

Listing

Our common stock is listed on the NYSE under the trading symbol “AMRE.”

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of an additional 450,000 shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representative on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus:

■

offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock,

■	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, or

■	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock,

whether any such transaction described in the first two bullet points above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to: (i) the sale of shares to the underwriters; (ii) the issuance of any shares of our common stock granted pursuant to our 1999 Flexible Incentive Plan or the issuance of any shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (iii) the issuance of shares of our common stock or securities exchangeable or exercisable for or convertible into our common stock, in the aggregate not to exceed 10% of the number of shares of common stock outstanding, issued in connection with the acquisition of real estate assets, provided, however, that recipients of shares of our common stock issued in connection with such an acquisition shall agree to similar restrictions described above; (iv) the filing of a registration statement or the issuance of our common stock pursuant to a dividend reinvestment plan; (v) the filing of a registration statement on Form S-8 under the Securities Act with respect to an equity compensation plan; or (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided, that such plan does not provide for the transfer of common stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the directors or officers or us.

In addition, each of our directors and officers have agreed that, without the prior written consent of the representative on behalf of the underwriters, they will not, during the period ending 90 days after the date of this prospectus:

■

offer, pledge, sell, contract to sell, sell any option or any contract to purchase, purchase any option or any contract to sell, grant any option, right or warrant to purchase lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock,

■	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, or

■

make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock or any other securities of ours, whether any such transaction described in the first two bullet points above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to: (i) transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of our common stock or other securities acquired in such open market transactions; (ii) transfers of shares of our common stock or any security convertible into our common stock as a bona fide gift; (iii) distributions of shares of our common stock or any security convertible into our common stock to limited partners or stockholders of the transferor; provided, that in the case of any transfer or distribution pursuant to clauses (ii) or (iii), (a) each donee or distributee shall sign and deliver a lock-up letter for the balance of the 90-day restricted period and (b) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfers or distributions during the 90-day restricted period; or (iv) the establishment of a written trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided, that such plan does not provide for the sale, transfer or other disposition of our common stock during the 90-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of such director or officer or us.

The 90-day restricted period described above will be extended if:

■	during the last 17 days of the 90-day restricted period we issue an earnings release or material news event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period,

in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Stabilization

The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Conflicts of Interest, Other Activities and Relationships

We plan to use a portion of the net proceeds to repay borrowings outstanding under our unsecured revolving credit facility. Affiliates of our underwriters may be lenders under our unsecured revolving credit facility. As such, these affiliates, if applicable, will receive their proportionate shares of repayments of any amount outstanding under our unsecured revolving credit facility out of net proceeds of this offering. Additionally, the underwriters of this offering are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), an offer to the public of any shares may not be made in that Relevant Member State, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if it has been implemented in that Relevant Member State:

(a)	to legal entities which are “qualified investors” as defined in the Prospectus Directive;

(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall result in a requirement for, the publication by the Company or either of the Joint Sponsors of a Prospectus pursuant to Article 3 of the Prospectus Directive, or supplementing a Prospectus pursuant to Article 16 of the Prospectus Directive, and each person who initially acquires shares or to whom any offer is made will be deemed to have represented, warranted to and agreed with the Joint Sponsors and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

LEGAL MATTERS

Certain legal matters, including our qualification as a REIT for federal income tax purposes, will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock offered hereby. Certain legal matters will be passed upon by the underwriters by Hogan Lovells US LLP. Members of Bass, Berry & Sims PLC own an aggregate of 31,000 shares of our common stock.

EXPERTS

The consolidated financial statements and schedule of AmREIT, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The historical summary of gross income and direct operating expenses for Preston Royal Village for the period January 1, 2012 through December 12, 2012, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC under the Exchange Act prior to the completion of this offering, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC under the Exchange Act prior to the completion of this offering will update and supersede information in previously filed reports with the SEC or in this prospectus supplement or the accompanying prospectus.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

■	our Annual Report on Form 10-K for the year ended December 31, 2012;

■	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

■	the portions of our definitive Proxy Statement filed with the SEC on March 11, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

■

our Current Reports on Form 8-K filed with the SEC on December 17, 2012 (as amended by our 8-K/A filed with the SEC on February 27, 2013), February 20, 2013 (with respect to the information under Item 8.01 only), April 1, 2013, April 19, 2013, April 26, 2013 and July 15, 2013; and

■

the description of our common stock included in our Registration Statement on Form 8-A (SEC File No. 001-35609) filed with the SEC on July 23, 2012 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement prior to the termination of this offering; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, which we will provide to you at no cost, by contacting Chad C. Braun, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, by telephone at (713) 850-1400, or by visiting our website, http://www.amreit.com. Our reference to our website is intended to be an inactive textual reference only. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

          PROSPECTUS

$350,000,000

AmREIT, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Warrants, Rights, Debt Securities and Units

          We may offer, from time to time, one or more series or classes of:

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares representing shares of our preferred stock;

•	warrants;

•	rights to purchase shares of our common stock;

•	debt securities; and

•	units consisting of two or more of the foregoing.

          We refer to our common stock, preferred stock, depositary shares, warrants, rights, debt securities and units registered hereunder collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

          We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

          We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see the section entitled “Plan of Distribution.” No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of those securities.

          Shares of our common stock, par value $0.01 per share, are listed on the New York Stock Exchange, or the NYSE, under the symbol “AMRE.” Our principal executive offices are located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and our telephone number is (713) 850-1400.

          Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 1, 2013

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer at any time, from time to time, in one or more offerings. This prospectus provides only a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

          You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

          You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Where You Can Find Additional Information and Incorporation by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any material contract or other filed document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

          Unless the context requires otherwise, references in this prospectus to “AmREIT,” “we,” “our,” “us” and “our company” refer to AmREIT, Inc., a Maryland real estate investment trust, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Also, documents that we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, our future financial condition, results of operations and funds from operations, our strategic plans and objectives, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our indebtedness as it matures, anticipated capital expenditures (and access to capital) and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

          Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to:

•	risks and uncertainties related to the national and local economies, and the real estate industry in general and in our specific markets;

•	volatility in the capital markets;

•	rising interest and insurance rates;

•	competition from third-party owners and operators of retail real estate and our inability to obtain new tenants on favorable terms, or at all, upon the expiration of existing leases;

•	availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures;

•	legislative or regulatory changes, including changes to real estate, zoning and construction laws;

•	our possible failure to maintain our status as a real estate investment trust, or REIT, and the risk of changes in laws governing REITs;

•	our dependence upon key personnel and availability of qualified personnel;

•	availability of appropriate acquisition, development and redevelopment opportunities;

•	the financial condition and liquidity of, or disputes with, our joint venture and development partners;

•	potential liability for uninsured losses and environmental liabilities;

•	changes in U.S. generally accepted accounting principles;

•	lease-up risks;

•	the potential need to fund improvements or other capital expenditures out of operating cash flow; and

•	other factors affecting the real estate industry generally.

          For further discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

          We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and selectively develops and redevelops primarily neighborhood and community shopping centers located in high-traffic, densely populated, affluent areas with high barriers to entry. We seek to own properties in major cities in the United States that contain submarkets with characteristics comparable to our existing markets. Our shopping centers are often anchored by strong national and local retailers, including supermarket chains, drug stores and other necessity-based retailers. Our remaining tenants consist primarily of specialty retailers and national and local restaurants.

          Our current investment focus is predominantly concentrated in the affluent, high-growth submarkets of Houston, Dallas, San Antonio, Austin and Atlanta (collectively, our Core Markets), which represent five of the top population and job growth markets in the United States. We believe these metropolitan areas are compelling real estate markets given their favorable demographics, robust job growth and large and diverse economies. The primary economic drivers in these markets are transport and utilities (including energy), government (including defense), education and healthcare, professional and business services, and leisure and hospitality. We intend to continue to acquire additional properties within our Core Markets. Our targeted properties will include premier retail frontage locations in high-traffic, highly populated, affluent areas with high barriers to entry.

          We are a Maryland corporation that has elected to be taxed as a REIT for U.S. federal income tax purposes and have been a reporting company with the SEC since 1995. In addition, two of our advised funds are subject to SEC reporting obligations.

          Our principal executive office is located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. Our telephone number is (713) 850-1400. Our internet address is http://www.amreit.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with all the other information contained or incorporated by reference into this prospectus, and the risks we have highlighted in other sections of this prospectus, including in any accompanying prospectus supplement, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

          Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

DESCRIPTION OF CAPITAL STOCK

          General

          Our charter provides that we may issue up to 1,050,000,000 total shares, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. Pursuant to Maryland law and our charter, stockholders are generally not personally liable for our debts or obligations solely as a result of their status as stockholders.

          Common Stock

          Holders of shares of our common stock are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. Holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. All of these rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our charter regarding restrictions on transfer of our shares.

          Subject to the provisions of our charter regarding restrictions on transfer and ownership of our shares, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

          Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

          Preferred Stock

          Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each class or series of preferred stock. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

          The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such preferred stock, including:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the offering price;

•	the applicable dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends shall accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of such preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which such shares of preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of applicable federal income tax considerations;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions.

          Power to Reclassify Our Shares

          Our charter authorizes our board of directors to classify and reclassify any shares of our unissued common stock and preferred stock into other classes or series of shares. Prior to the issuance of classified or reclassified shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the restrictions on transfer and ownership of shares contained in our charter, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in their best interests.

          Power to Issue Additional Shares of Common Stock and Shares of Preferred Stock

          We believe that our board of directors’ power to amend our charter to increase the aggregate number of shares or the number of shares of any class or series that we have authority to issue, to issue additional shares of common stock or preferred stock, and to classify or reclassify shares of unissued common or preferred stock and thereafter to issue the shares of classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no present intention of doing so, it could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise be in their best interests.

          Restrictions on Ownership and Transfer

          To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See “Restrictions on Ownership and Transfer.”

          Transfer Agent and Registrar

          The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

          Certain Provisions of Maryland Law and Our Charter and Bylaws

          The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information and Incorporation by Reference.”

          Our Board of Directors

          Our charter provides that the number of our directors may be determined by our board of directors pursuant to our bylaws, and our bylaws provide that such number may be established, increased or decreased by the board of directors but shall never be less than the minimum number required by Maryland law, which is one, nor, unless our bylaws are amended, more than fifteen. Our board of directors is not divided into classes. Any vacancy may be filled only by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

          The board of directors is responsible for overseeing the management of our business and affairs. We currently have a total of seven members on our board of directors. Of our seven current directors, six are considered independent directors. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies. Directors are elected by a plurality of the votes cast in the election of directors. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time upon written notice to the board of directors.

          Removal of Directors

          Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to remove one or more directors, a director may be removed only for cause upon the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except for cause upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

          Amendments to Our Charter and Bylaws

          Amendments to our charter must be declared advisable by our board of directors and approved by the affirmative vote of holders of a majority of all shares entitled to vote on the matter, except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter and except that any amendment to the provisions of our charter addressing the removal of directors and the vote required to amend the removal provision must be approved by the affirmative vote of holders of two-thirds of all shares entitled to vote on the matter. Our board of directors has the exclusive power to adopt, alter and repeal any provision of our bylaws or to make new bylaws.

          Meetings and Special Voting Requirements

          Under our bylaws, an annual meeting of our stockholders will be held on the date, time and place set by our board of directors. Special meetings of stockholders may be called by the chairman of the board, the chief executive officer, the president and the board of directors.

          Additionally, subject to the provisions of our bylaws, a special meeting of stockholders must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. The written request must state the purpose of such meeting and the matters proposed to be acted on at such meeting.

          Not less than ten nor more than 90 days before each meeting of stockholders, the secretary will give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. The presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum at any meeting of stockholders. A plurality of the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is sufficient to approve any other matter that may properly come before a meeting, unless more than a majority of the votes cast is required by statute or by our charter.

          Advance Notice of Director Nominations and New Business

          Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice provisions of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors, or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

          Business Combinations

          Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

          A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors. After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of the voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

          These provisions of the Maryland law do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted from the business combination provisions of the Maryland law any business combination including us and any person, and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to, business combinations between us and any person. As a result, anyone who is or later becomes an interested stockholder may be able to enter into business combinations with us without compliance by us with the five-year moratorium, supermajority vote requirements and the other provisions of the statute.

          We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of the resolution of our board of directors will not have any effect on business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

          Control Share Acquisitions

          Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a meeting of stockholders and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

          The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

          Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

          Subtitle 8

          Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class in which the vacancy occurred; and

•	a majority stockholder requirement for the calling of a special meeting of stockholders.

          Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board of directors, (b) vest in our board of directors the exclusive power to fix the number of directorships and (c) require the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting of stockholders, unless called by our chairman of the board, our chief executive officer, our president or our board of directors.

          We have made an election under Subtitle 8 that any and all vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred.

          Ownership Limit

          Our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our preferred stock. We refer to these restrictions as the “ownership limits.” For a fuller description of this restriction and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”

          Anti-Takeover Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

          The business combination provisions of Maryland law (if our board of directors opts back into them), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the two-thirds vote and cause requirements for removing a director, the restrictions on transfer and ownership of shares in our charter, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

          Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

          Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

          Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          Our charter and bylaws provide that the company will, to the maximum extent permitted by Maryland law, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former stockholder, director or officer of the company and (b) any individual who, while a director or officer of the company and at the request of the company, serves or has served as a director, officer, partner, trustee, member or manager of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which he or she may become subject by reason of his or her status as a present or former stockholder, director or officer of the company or service in any such capacity. Our charter and bylaws provide the company with the power, with the approval of the board of directors, to provide such indemnification or advancement of expenses to any present or former director or officer who served a predecessor of the company, and to any employee or agent of the company or a predecessor of the company.

          We have also entered into indemnification agreements with our officers and directors granting them express indemnification rights.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEPOSITARY SHARES

          General

          We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of preferred stock of a particular series, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred stock of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

          The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

          Dividends and Other Distributions

          The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

          In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

          No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

          Withdrawal of Shares

          Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

          Redemption of Depositary Shares

          Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter. See “Restrictions on Ownership and Transfer.”

          From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

          Voting of the Preferred Stock

          Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

          Liquidation Preference

          In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

          Conversion of Preferred Stock

          The depositary shares, as such, are not convertible into shares of our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of our common stock or other preferred stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of our common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

          Amendment and Termination of Deposit Agreement

          The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

          The deposit agreement will be permitted to be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

          Charges of Preferred Stock Depositary

          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

          Resignation and Removal of Depositary

          The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

          Miscellaneous

          The preferred stock depositary will forward to holders of depositary receipts any reports and communications from the Company that are received by the preferred stock depositary with respect to the related preferred stock.

          Neither the preferred stock depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

          In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

          We may offer by means of this prospectus warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

          The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of applicable material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

          We may issue rights to our stockholders for the purchase of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

          The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of our common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of applicable U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES

          We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.

          The following description sets forth certain anticipated general terms and provisions of the debt securities to which the applicable prospectus supplement may relate. The particular terms of the debt securities offered by an applicable prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the applicable prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.

          The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

          Except as set forth in the applicable indenture and described in the applicable prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

          The applicable prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•

the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•

the terms, if any, upon which they may be convertible into our common shares or preferred stock and the terms and conditions upon which a conversion will be effected, including the initial conversion price or rate and the conversion period;

•	if convertible, the portion of the principal amount that is convertible into shares of common stock or preferred stock, or the method by which any portion will be determined;

•	if convertible, any applicable limitations on the ownership or transferability of the shares of common stock or preferred stock into which they are convertible;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined, the person to whom the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal (and premium, if any) and interest, if any, will be payable, where they may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•

our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•

if other than U.S. dollars, the currency or currencies in which they are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•

whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•	any additions to, modifications of or deletions from their terms with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	whether they will be issued in certificated or book-entry form;

•

whether they will be in registered or bearer form and, if in registered form, the denominations if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations and related terms and conditions;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

          The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the applicable prospectus supplement.

          The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

          Investors should review the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

          Merger, Consolidation or Sale

          The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other trust or corporation, provided that:

•

we are the continuing company, or the successor company (if other than our company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and existing under U.S. or state law and expressly assumes payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

•

immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

          Covenants

          The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

          Events of Default, Notice and Waiver

          Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay the principal (or premium, if any) at maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

          If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•

we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

          Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

          Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

          Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

          Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

          Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

          Modification of the Indenture

          The indenture will likely be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•	reduce the principal amount of (or premium, if any) or the interest, if any, on the debt securities or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or interest, if any, on the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

          A record date may be set for any act of the holders with respect to consenting to any amendment.

          The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

          Redemption of Debt Securities

          The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities will also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

          Conversion of Debt Securities

          The terms and conditions, if any, upon which any debt securities are convertible into shares of our common or preferred stock will be set forth in the applicable prospectus supplement. The terms will include:

•	whether the debt securities are convertible into shares of our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

          Subordination

          Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The applicable prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

          Global Debt Securities

          The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the applicable prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

          The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

          We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

          When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of applicable federal income tax considerations; and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

          For us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements do not apply to the first year for which an election to be a REIT is made.

          Our charter contains restrictions on the number of our shares that a person may own. No person may acquire or hold, directly or indirectly, more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our preferred stock.

          Our charter further prohibits (a) any person from owning our shares if that ownership would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire any of our shares that may violate any of these restrictions, or who is the intended transferee of our shares that are transferred to the trust for the charitable beneficiary, as described below, is required to provide us with immediate written notice or, in the case of a proposed or attempted transaction, 15 days prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

          Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a person from the 9.8% ownership limits. However, the board of directors may not exempt a person unless, among other information, such person submits to the board of directors information satisfactory to the board of directors, in its reasonable discretion, demonstrating that (i) such person is not an individual for purposes of the Code, (ii) no person who is an individual for purposes of the Code would be considered to beneficially own shares in excess of the 9.8% ownership limits by reason of the exemption of such person from the 9.8% ownership limits and (iii) the exemption of such person from the 9.8% ownership limits will not cause us to fail to qualify as a REIT. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares causing the violation to the trust for the charitable beneficiary, as described below. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT.

          Any attempted transfer of our shares that, if effective, would result in our shares being beneficially owned by fewer than 100 persons will be null and void, and the proposed transferee will not acquire any rights in the shares. Any attempted transfer of our shares that, if effective, would result in violation of the 9.8% ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the charter) prior to the date of the transfer. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent the violation of the 9.8% ownership limits or our being “closely held” or otherwise failing to qualify as a REIT, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be null and void, and the proposed transferee will not acquire any rights in the shares.

          Shares held in the trust for the charitable beneficiary will continue to be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in that trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in that trust. The trustee of the trust for the charitable beneficiary will have all voting rights and rights to dividends or other distributions with respect to shares held in that trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that the shares have been transferred to the trust for the charitable beneficiary will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

          Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trust will sell those shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

          In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

          Any certificates representing our shares will bear a legend referring to the restrictions described above.

          Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

          These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of the stockholders.

BOOK-ENTRY SECURITIES

          We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

          Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

          Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

          So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

          Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

          If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          This section summarizes the current material federal income tax consequences generally resulting from our election to be taxed as a REIT and the current material federal income tax considerations relating to the ownership and disposition of our common stock. As used in this section, the terms “we” and “our” refer solely to AmREIT, Inc. and not to our subsidiaries and affiliates which have not elected to be taxed as REITs for federal income tax purposes.

          This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions or broker-dealers, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our common stock as a capital asset for federal income tax purposes, which generally means property held for investment. The statements in this section are based on the current federal income tax laws, including the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

          As discussed below in “— Taxation in Connection with Holding Securities other than our Common Stock,” we intend to describe in any prospectus supplement related to the offering of our preferred stock, depositary shares, warrants, right, debt securities or units, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of acquisition, ownership and disposition of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

          Taxation of Our Company

          We elected to be taxed as a REIT under the federal income tax laws beginning with our short taxable year ended December 31, 2008. We believe that, beginning with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

          The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations, and administrative and judicial interpretations thereof.

          In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code for our taxable years ended December 31, 2009 through December 31, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2013 and thereafter. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax law governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “– Failure to Qualify as a REIT” below.

          On November 24, 2009, AmREIT, a Maryland real estate investment trust that had made an election to be taxed as a REIT for federal income tax purposes, or our Predecessor, merged with and into us in a transaction that qualified as a “reorganization” under Section 368(a)(1)(A) of the Code, or the Merger. Because a substantial portion of the assets currently held by us were assets of our Predecessor and because the stockholders of our Predecessor, in the aggregate, became the holders of 96.7% of our capital stock, by value, as a result of the Merger, we would be considered a “successor corporation,” as defined under Section 1.856-8(c)(2) of the Treasury Regulations, if our Predecessor’s REIT status terminated prior to the Merger. Therefore, if our Predecessor’s REIT status terminated prior to the Merger, we generally would not qualify to be treated as a REIT for federal income tax purposes for any taxable year prior to the fifth calendar year beginning after the taxable year in which such termination was effective. For a discussion of the tax consequences of our failure to qualify as a REIT, see “– Failure to Qualify as a REIT” below.

          If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. We will be subject to federal tax, however, in the following circumstances:

•

We are subject to the corporate federal income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•	We are subject to tax, at the highest corporate rate, on:

•

net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”), as described below under “— Gross Income Tests — Foreclosure Property,” that we hold primarily for sale to customers in the ordinary course of business, and

	•	other non-qualifying income from foreclosure property.

•

We are subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

	•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

	•	a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•

If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal corporate income tax rate (currently 35%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

	•	the amount of gain that we recognize at the time of the sale or disposition, and

	•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our subsidiary entities that are C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

          In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

          Requirements for Qualification as a REIT

          A REIT is a corporation, trust or association that meets each of the following requirements:

          (1)          It is managed by one or more trustees or directors;

          (2)          Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

          (3)          It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e. the REIT provisions;

          (4)          It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

          (5)          At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

          (6)          Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the federal income tax law defines to include certain entities, during the last half of any taxable year;

          (7)          It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for federal income tax purposes;

          (8)          It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

          (9)          It meets certain other qualifications, tests described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

          We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

          Our charter provides for restrictions regarding the ownership and transfer of our stock that should allow us to continue to satisfy these requirements. The provisions of the charter restricting the ownership and transfer of our stock are described in “Description of Stock – Restrictions on Ownership and Transfer.” We believe we have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. For purposes of requirement 8, we have adopted December 31 as our year end for federal income tax purposes, and thereby satisfy this requirement.

          Qualified REIT Subsidiaries. A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a taxable REIT subsidiary. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

          Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under federal income tax law, generally is not treated as an entity separate from its owner for federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for federal income tax purposes because such entities are treated as having a single owner for federal income tax purposes. Consequently, the assets and items of gross income of such entities will be treated as assets and items of gross income of their owners for federal income tax purposes.

          An unincorporated domestic entity with two or more owners, as determined under the federal income tax laws, generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

          Taxable REIT Subsidiaries. A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities, however, is automatically treated as a taxable REIT subsidiary without an election. The separate existence of a taxable REIT subsidiary is not ignored for federal income tax purposes. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income for purposes of the gross income tests, as described below, if earned directly by the parent REIT. Accordingly, a taxable REIT subsidiary generally is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

          We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable REIT subsidiary, if any, as income. This treatment may affect our compliance with the gross income tests and asset tests. Because a REIT does not include the assets and income of taxable REIT subsidiaries in determining the REIT’s compliance with REIT requirements, such entities may be used by the REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly or through a pass-through subsidiary (e.g., a partnership). If dividends are paid to us by one or more of our domestic taxable REIT subsidiaries we may own, then a portion of such dividends that we distribute to our stockholders who are taxed at individual rates generally will be eligible for taxation at preferential dividend income tax rates rather than at ordinary income rates. See “— Annual Distribution Requirements” and “—Taxation of Taxable U.S. Stockholders — Distributions.”

          A taxable REIT subsidiary pays federal income tax at corporate rates on any income that it earns. Restrictions imposed on REITs and their taxable REIT subsidiaries are intended to ensure that taxable REIT subsidiaries will be subject to appropriate levels of federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT and impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Our taxable REIT subsidiaries currently engage in activities that would jeopardize our REIT status if we engaged in the activities directly or through one or more of our pass-through subsidiaries. In particular, our taxable REIT subsidiaries generally conduct third party services and other business activities that might give rise to impermissible tenant services income or to income from prohibited transactions if such services or activities were conducted by us or through one or more of our pass-through subsidiaries. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

          We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.

          Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, any gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

          The following paragraphs discuss the specific application of the gross income tests to us.

          Rents from Real Property. Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

          First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue and not to any extent determined by reference to any person’s income or profits, in compliance with the rules above.

          Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant,” other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a taxable REIT subsidiary.

          Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related-party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own, directly or indirectly, more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.”

          Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, as described below, to the tenants of our properties, or manage or operate our properties, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary. We generally may provide services directly to our tenants, however, if such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a taxable REIT subsidiary, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of the income from the related property. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not derive or receive any income or taxable REIT subsidiaries.

          If the rent from a lease of property does not qualify as “rents from real property” because (1) the rent is based on the net income or profits of the tenant, (2) the lessee is a related-party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, that are in excess of 1% of our gross income from the related property, none of the rent from the property would qualify as “rents from real property.” In any of these circumstances, we could lose our REIT status, unless we qualified for certain statutory relief provisions, because we might be unable to satisfy either the 75% or 95% gross income test.

          Tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

          In addition, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year, or the personal property ratio. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status, unless we qualified for certain statutory relief provisions. We believe that any income attributable to personal property will not jeopardize our ability to maintain our qualification as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not agree with our assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

          Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

          We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan, determined as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property. The principal amount of the loan that is not secured by real property is the amount by which the loan exceeds the value of the real estate that is security for the loan.

          Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. Nevertheless, we intend to invest in any mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests and asset tests.

          Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT or qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of the 75% and 95% gross income tests. Any dividends received by us from a qualified REIT subsidiary will be excluded from gross income for purposes of the 75% and 95% gross income tests.

          Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, and net income derived from such prohibited transactions is excluded from gross income solely for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•

the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

          We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transaction tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be taxed to the taxable REIT subsidiary or other taxable corporation at federal corporate income tax rates.

          Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property, however, will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

          A REIT will not be considered to have foreclosed on a property, however, where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the U.S. Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

          Hedging Transactions. From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.

          Failure to Satisfy Gross Income Tests. We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may maintain our qualification as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

          We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

          To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

          First, at least 75% of the value of our total assets, or the “75% asset test,” must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock or shares of beneficial interest in other REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

          Second, of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the “5% asset test.”

          Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

          Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

          Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

          For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in an entity taxed as a partnership. The term “securities,” however, generally includes debt securities issued by an entity taxed as a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by an entity taxed as a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

• a contingency relating to the time or amount of payment on a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related-party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

          For purposes of the 10% value test, our proportionate share of the assets of an entity taxed as a partnership is our proportionate interest in any securities issued by such entity, without regard to the securities described in the preceding two bullet points above.

          We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain, nor are we required to obtain under the federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may originate or acquire. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

          As noted above, we may invest opportunistically in loans secured by interests in real property. If the outstanding principal balance of a loan during a taxable year exceeds the fair market value of the real property securing such loan as of the date we agreed to originate or acquire the loan, a portion of such loan likely will not constitute a qualifying real estate asset for purposes of the 75% asset test. Although the law on the matter is not entirely clear, it appears that the nonqualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that serves as security for that loan.

          Failure to Satisfy Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

          In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

          Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

	•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

	•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

          Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

          We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from prior years,

          we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.

          We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize corporate income tax and avoid the 4% nondeductible excise tax.

          In addition, if we were to recognize “built-in gain” on the disposition of any assets acquired from an entity treated as a C corporation for federal income tax purposes in a transaction in which our basis in the assets was determined by reference to such entity’s tax basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (1) the fair market value of the asset (measured at the time of acquisition) over (2) the basis of the asset (measured at the time of acquisition).

          It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from a partnership (or an entity treated as a partnership for federal income tax purposes) in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

          In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

          Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

          We must maintain certain records in order to maintain our qualification as a REIT. To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.

Failure to Qualify as a REIT

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are statutory relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

          If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at federal corporate income tax rates and any applicable alternative minimum tax. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct amounts distributed to our stockholders, and we would not be required to distribute any amounts to our stockholders for that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to our stockholders generally would be taxable to our stockholders as ordinary income. Subject to certain limitations of the federal income tax laws, our corporate stockholders may be eligible for the dividends received deduction, and stockholders taxed at individual rates may be eligible for a maximum federal income tax rate of 20% on such dividends. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

          If our Predecessor failed to qualify as a REIT for any of its taxable years, and no relief provision applied, we would be liable for corporate federal income tax and any applicable federal corporate alternative minimum tax on our Predecessor’s taxable income, but only to the extent that our Predecessor would have owed such tax in the event that the Merger had not occurred. In calculating its taxable income for a year in which it failed to qualify as a REIT, our Predecessor would not be able to deduct any amounts that it distributed to its stockholders, and to the extent of our Predecessor’s then current and accumulated earnings and profits, any distributions to our Predecessor’s stockholders for any year in which our Predecessor was not taxed as a REIT generally would be taxable to such stockholders for federal income tax purposes at rates applicable to qualified dividend income. Unless our Predecessor qualified for relief under the statutory relief provisions described above, we also would be disqualified from taxation as a REIT for any post-Merger year that ended within the four calendar years following the year for which our Predecessor was disqualified as a REIT. We cannot predict whether in all circumstances our Predecessor would qualify for such statutory relief. In addition, if our Predecessor failed to qualify as a REIT for a prior taxable year, then with respect to any assets of our Predecessor that we acquired through the Merger, we would be required to pay tax at the highest corporate rate applicable on any built-in gain on the sale or disposition of such asset during the 10-year period following the date on which we or our Predecessor, as applicable, requalifies for taxation as a REIT.

          Taxation in Connection with Holding Securities other than our Common Stock

          We intend to describe in any prospectus supplement related to the offering of our preferred stock, depositary shares, warrants, rights, debt securities or units, the material federal income tax considerations relating to the ownership and disposition of such securities as will be sold by us pursuant to such prospectus supplement, including, if applicable, (1) the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium and (2) the tax treatment of sales, exchanges or retirements of our debt securities.

          Taxation of Taxable U.S. Stockholders

          For purposes of our discussion, the term “U.S. stockholder” means a holder of our common stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

          If a partnership, entity or arrangement treated as a partnership for federal income tax purposes (a “partnership”) holds our common stock, the federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. If you are an owner of a partnership that may acquire our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

          Distributions. As long as we qualify as a REIT, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gains will be dividend income to taxable U.S. stockholders. In determining the extent to which a distribution with respect to our stock constitutes a dividend for federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Dividends paid to a U.S. stockholder generally will not qualify for the tax rates applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income that we distribute to our stockholders, our dividends generally will not constitute qualified dividend income. As a result, our REIT dividends generally will be taxed at the higher tax rates applicable to ordinary income. The highest marginal individual income tax rate on ordinary income is 39.6%. The federal income tax rates applicable to qualified dividend income generally will apply, however, to our ordinary REIT dividends, if any, that are (1) attributable to qualified dividends received by us from non-REIT corporations, such as any taxable REIT subsidiaries, or (2) attributable to income recognized by us and on which we have paid federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced federal income tax rate on qualified dividend income under such circumstances, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, a taxable U.S. stockholder that is an individual, an estate or an enumerated trust and that has taxable income in excess of certain thresholds is subject to a 3.8% Medicare tax on dividend income received from us.

          Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.

          Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock. See “— Capital Gains and Losses” below. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          We may elect to retain and pay federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the federal corporate income tax we paid. The U.S. stockholder would increase its basis in our common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the federal corporate income tax we paid.

          A U.S. stockholder will not incur federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our common stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our common stock, and any amount in excess of both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain, long-term if the stock has been held for more than one year, provided the stock is a capital asset in the hands of the U.S. stockholder.

          U.S. stockholders may not include in their individual federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as, for example, losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

          Dispositions. A U.S. stockholder who is not a dealer in securities generally must treat any gain or loss realized on a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year, and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of any property and the amount of cash received in such disposition and (2) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss on a sale or exchange of our common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition. In addition, a taxable U.S. stockholder that is an individual, an estate or a enumerated trust and that has taxable income in excess of certain thresholds generally is subject to a 3.8% Medicare tax on gain from the sale of our common stock.

          Capital Gains and Losses. The tax-rate differential between long-term capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates currently is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.” The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at federal corporate income tax rates, whether or not such gains are classified as long-term capital gains. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years.

          Taxation of Tax-Exempt Stockholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the stock or shares of beneficial interest of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our common stock with debt, a portion of the income that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

          Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a pension trust holding more than 10% of the value of our stock only if:

•	we are classified as a “pension-held REIT”; and

•

the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a pension trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

	•	one pension trust owns more than 25% of the value of our stock; or

	•	a group of pension trusts, of which each pension trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

          As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our common stock are publicly traded, we cannot guarantee that this will always be the case.

          Taxation of Non-U.S. Stockholders

          For purposes of our discussion, the term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or an entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

          We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our common stock, including any reporting requirements.

          Distributions. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI (discussed below), and that we do not designate as a capital gain dividend or retained long-term capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. A non-U.S. stockholder generally will be subject to federal income tax at graduated rates, however, on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-U.S. stockholder may, in addition, be subject to the 30% branch profits tax with respect to any such distribution. We plan to withhold federal income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN to us evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder submits an IRS Form W-8ECI to us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

          A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed such non-U.S. stockholder’s adjusted basis in our common stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Although we intend to withhold at a rate of 30% on the entire amount of any distribution (other than a distribution attributable to a sale of a USRPI), to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax on the entire amount of any distribution. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

          For any year in which we maintain our qualification as a REIT, the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, may apply to our sale or exchange of a USRPI. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

          If shares of our common stock continue to be regularly traded on an established securities market in the United States, capital gain distributions to a non-U.S. stockholder in respect of our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as such non-U.S. stockholder did not own more than 5% of our outstanding common stock any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 5% or less of our common stock generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on other distributions. If shares of our common stock cease to be regularly traded on an established securities market in the United States or if a non-U.S. stockholder owned more than 5% of our outstanding common stock any time during the one-year period preceding the distribution, capital gain distributions to such non-U.S. stockholder in respect of such common stock that are attributable to our sales of USRPIs would be subject to tax under FIRPTA, as described in the preceding paragraph.

          If a distribution to our stockholders in respect of our common stock is subject to FIRPTA, we must withhold 35% of such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount that we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

          Dispositions. Non-U.S. stockholders may incur tax under FIRPTA with respect to gain realized on a disposition of our common stock since our common stock will constitute a USRPI unless one of the applicable exceptions, as described below, applies. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

          Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock, however, as long as, at all times during a specified testing period, we are domestically controlled, i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. In addition, even if a REIT is not domestically controlled, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding common stock of such REIT at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such common stock if shares of such common stock are “regularly traded” on an established securities market. Because shares of our common stock are “regularly traded” on an established securities market, we expect that a non-U.S. stockholder that has not owned more than 5% of our common stock at any time during the five-year period prior to such sale will not incur tax under FIRPTA on gain from a sale of our common stock.

          A non-U.S. stockholder generally will incur tax on gain from a disposition of our common stock not subject to FIRPTA if:

•

the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder will incur a 30% tax on its capital gains.

          Information Reporting Requirements, Backup Withholding and Certain Other Required Withholding

          We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

          Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

          The Foreign Account Tax Compliance Act, or FATCA, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. The U.S. Treasury Department and the IRS recently issued final Treasury Regulations under FATCA. FATCA generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the Treasury Regulations, such required withholding would not begin until January 1, 2014 with respect to dividends on our stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

          If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.

Tax Aspects of Our Investments in Our Subsidiary Partnerships.

          The following discussion summarizes the material federal income tax considerations that are applicable to our direct and indirect investments in our subsidiaries that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

          We are required to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members, as determined for federal income tax purposes, will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations;” and

•	is not a “publicly traded partnership.”

          Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes.

          A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for federal income tax purposes.

          We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for federal income tax purposes. If, for any reason, a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

          Income Taxation of the Partnerships and Their Partners

          Partners, Not the Partnerships, Subject to Tax. A Partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

          Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

          Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partner for book purposes, but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Treasury Regulations require partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

          The carryover basis of any properties actually contributed to a partnership in which we own an interest by an additional partner or member, under certain reasonable methods available to us, including the “traditional method,” (1) may cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, may cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners. An allocation described in clause (2) of the immediately preceding sentence may cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

          Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our distributive share of the partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our distributive share of the partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the partnership.

          Loss allocated to us in excess of our basis in a partnership interest will not be taken into account for federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

          Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Gross Income Tests.” We presently do not intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or any Partnership’s, trade or business.

          State and Local Taxes

          We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

PLAN OF DISTRIBUTION

          Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

          Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

          Our common stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

          Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

          Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an applicable prospectus supplement, the obligations of any underwriter to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

          Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

          If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

          In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any applicable prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an applicable prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

          We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

          Our common stock is listed on the NYSE under the symbol “AMRE.” Any securities that we issue, other than common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

          Certain legal matters, including our qualification as a REIT for federal income tax purposes, will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Venable LLP, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock offered hereby. Members of Bass, Berry & Sims PLC own an aggregate of 31,000 shares of our common stock.

EXPERTS

          The consolidated financial statements and schedule of AmREIT, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The historical summary of gross income and direct operating expenses for Preston Royal Village for the period January 1, 2012 through December 12, 2012, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

          We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

          This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any applicable prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

          The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.

          This prospectus incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	the portions of our definitive Proxy Statement filed with the SEC on March 11, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Current Reports on Form 8-K filed with the SEC on December 17, 2012 (as amended by our 8-K/A filed with the SEC on February 27, 2013), February 19, 2013 (with respect to the information under Item 8.01 only), April 1, 2013, April 19, 2013 and April 26, 2013; and

•

the description of our common stock included in our Registration Statement on Form 8-A (SEC File No. 001-35609) filed with the SEC on July 23, 2012 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

          We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

          You may request a copy of these filings, which we will provide to you at no cost, by contacting Chad C. Braun, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, by telephone at (713) 850-1400, or by visiting our website, http://www.amreit.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

3,000,000 Shares

AmREIT, Inc.

Common Stock

PROSPECTUS

Sole Book-Running Manager

Jefferies

Lead Manager

Baird

July 15, 2013